Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: CalAmp Corp., et al., Debtors.[1]	Chapter 11 Case No. 24-11136 (LSS) (Jointly Administered)

AMENDED JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF

CALAMP CORP. AND ITS DEBTOR AFFILIATES PURSUANT

TO CHAPTER 11 OF THE BANKRUPTCY CODE

L. Katherine Good (No. 5101)

Aaron H. Stulman (No. 5807)

Gregory J. Flasser (No. 6154)

POTTER ANDERSON & CORROON LLP

1313 N. Market Street, 6th Floor

Wilmington, Delaware 19801

Telephone: (302) 984-6000 Facsimile: (302) 658-1192

Email: kgood@potteranderson.com

 astulman@potteranderson.com

 gflasser@potteranderson.com

Counsel to the Debtors

and Debtors in Possession

Dated: July 9, 2024

Wilmington, Delaware

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number are: CalAmp Corp. (7070); CalAmp Wireless Networks Corporation (1740); LoJack Global LLC (4794); and Synovia Solutions LLC (2994). The Debtors’ service address is 15635 Alton Parkway, Suite 250, Irvine, CA 92618.

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INTRODUCTION

Each of CalAmp Corp. (“CalAmp”), CalAmp Wireless Networks Corporation (“CalAmp Wireless”), LoJack Global LLC (“LoJack Global”), and Synovia Solutions, LLC (“Synovia” (each, a “Debtor” and, collectively with CalAmp, CalAmp Wireless and LoJack Global, the “Debtors”) jointly propose this prepackaged chapter 11 plan of reorganization (the “Plan”) for the resolution of outstanding Claims against and Equity Interests in the Debtors pursuant section 1121(a) of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as may be amended from time to time, the “Bankruptcy Code”). Capitalized terms used in the Plan and not otherwise defined have the meanings ascribed to such terms in Article I of the Plan.

Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor, and each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Debtors seek to consummate the Restructuring Transactions on the Effective Date. The classifications of Claims and Equity Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors.

Reference is made to the accompanying Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections and future operations, as well as a summary and analysis of the Plan and certain related matters, including distributions to be made under the Plan.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE STRONGLY ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

Section 1.1 Defined Terms.

The following terms shall have the respective meanings specified below when used in capitalized form in the Plan:

1. “Administrative Claim” means any request for payment of costs or expenses (other than Professional Fee Claims) of the kind specified in section 327, 328, 330, 365, 503(b), 507(a), 507(b), or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507 of the Bankruptcy Code, including, but not limited to: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Bankruptcy Fees; (c) Allowed Professional Fee Claims (d) Restructuring Expenses; and (d) any Claim in respect of Adequate Protection Obligations (as defined in the Cash Collateral Orders).

2. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to each Entity that is not a Debtor, the term “Affiliate” shall apply to such Entity as if the Entity were a Debtor.

3. “Allowed” means, as to a Claim or an Interest, a Claim or an Interest expressly allowed under the Plan, under the Bankruptcy Code, or by a Final Order, as applicable. For the avoidance of doubt, (a) there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (b) the Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy Law; provided, however that the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan.

4. “Amended Secured Term Loan Credit Agreement” means, the amended Secured Term Loan Credit Agreement.

5. “Amended Secured Term Loan Credit Documents” means the Amended Secured Term Loan Credit Agreement, together with all related security agreements, collateral agreements, pledge agreements, control agreements and guarantees.

6. “Assets” means, with respect to any Debtor, all of such Debtor’s right, title and interest of any nature in property of any kind, wherever located, including as specified in section 541 of the Bankruptcy Code.

7. “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors, their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including Claims, Causes of Action, or remedies arising under chapter 5 of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes or common Law, including fraudulent transfer Laws.

8. “Ballot” means a ballot, as included in the Solicitation Package, upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures set forth in the Solicitation Package.

9. “Bankruptcy Code” has the meaning set forth in the introductory paragraph of the Plan.

10. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or such other court having jurisdiction over the Chapter 11 Cases or any proceeding within, or appeal of an order entered in, the Chapter 11 Cases.

11. “Bankruptcy Fees” means any and all fees or charges assessed against the Debtors’ Estates under section 1930 of Title 28 of the United States Code.

12. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, promulgated under section 2075 of title 28 of the United States Code, the Official Bankruptcy Forms or the local rules of the Bankruptcy Court, together with any amendments made thereto subsequent to the Petition Date, to the extent that any such amendments are applicable to the Chapter 11 Cases, and the general, local, and chambers rules of the Bankruptcy Court.

13. “BNYM” means The Bank of New York Mellon.

14. “BNYMTC” means The Bank of New York Mellon Trust Company, N.A.

15. “Business Day” means any day, other than a Saturday, Sunday or a “legal holiday” (as such term is defined in Bankruptcy Rule 9006(a)).

16. “CalAmp UK” means CalAmp UK Ltd.

17. “Cash” means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America.

18. “Cash Collateral Orders” means, collectively, the Interim Order (I) Authorizing Limited Use of Cash Collateral; (II) Granting Adequate Protection Liens and Superpriority Administrative Expense Claims to Prepetition Secured Parties; (III) Modifying the Automatic Stay; (IV) Scheduling Final Hearing; and (V) Granting Related Relief and the Final Order (I) Authorizing Limited Use of Cash Collateral; (II) Granting Adequate Protection Liens and Superpriority Administrative Expense Claims to Prepetition Secured Parties; (III) Modifying the Automatic Stay; and (IV) Granting Related Relief.

19. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties and franchises of any kind or character whatsoever, whether known or unknown, choate or inchoate, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, Disputed or undisputed, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, Law, equity or otherwise including: (a) all rights of setoff, counterclaim or recoupment and claims under contracts or for breaches of duties imposed by Law; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, breach of contract, breach of fiduciary duty, violation of local, state, federal or foreign Law, or breach of any duty imposed by Law or in equity, including securities Laws, negligence and gross negligence; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to sections 362, 510, 542, 543, 544 through 550 or 553 of the Bankruptcy Code; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

20. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court, collectively.

21. “Claim” means a claim as defined in section 101(5) of the Bankruptcy Code against any Debtor, including Administrative Claims, Other Priority Claims, Other Secured Claims, Secured Term Loan Claims, Secured Notes Claims, and General Unsecured Claims in each case whether or not asserted.

22. “Claims, Noticing, and Solicitation Agent” means Stretto, Inc. in its capacity as noticing, claims, and solicitation agent for the Debtors.

23. “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Claims, Noticing, and Solicitation Agent.

24. “Class” means a group of Claims or Equity Interests classified together pursuant to section 1122(a)(1) of the Bankruptcy Code.

25. “Committee” means any statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee.

26. “Company Parties” means CalAmp and each of its direct and indirect subsidiaries that are or become parties to the RSA, solely in their capacity as such.

27. “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

28. “Confirmation Date” means the date upon which the Confirmation Order is entered on the docket maintained by the Bankruptcy Court.

29. “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider confirmation of the Plan under section 1129 of the Bankruptcy Code, as the same may be adjourned from time to time.

30. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

31. “Consenting Lenders” means the Term Loan Secured Party and the Consenting Noteholders.

32. “Consenting Noteholders” means the beneficial owners of, or nominees, investment advisors, sub-advisors, or managers of accounts that beneficially hold, Secured Notes Claims that have executed and delivered counterpart signature pages to the RSA or a joinder thereto to counsel to the Debtors.

33. “Consummation” means the occurrence of the Effective Date.

34. “Cure” means a monetary Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

35. “D&O Liability Insurance Policies” means the insurance policies and all agreements, documents or instruments related thereto (including runoff endorsements extending coverage, including costs and expenses (including reasonable and necessary attorneys’ fees and experts’ fees) for current or former directors, managers, and officers of the Debtors and for certain of the future directors, managers and officers of the Debtors for a six-year period after the Effective Date for covered liabilities, including sums that any party becomes legally obligated to pay as a result of judgments, fines, losses, claims, damages, settlements, or liabilities arising from activities occurring before the Effective Date) for directors’, managers’ and officers’ liability maintained by the Debtors on or before the Effective Date.

36. “Debtor” has the meaning set forth in the introductory paragraph of the Plan.

37. “Debtor Release” has the meaning set forth in Section 9.2 of the Plan.

38. “Definitive Documents” means, collectively: (a) the Solicitation Package; (b) the Plan; (c) the Confirmation Order; (d) the Disclosure Statement (and all exhibits thereto); (e) the Disclosure Statement Order; (f) all material pleadings and motions Filed by the Debtors in connection with the Chapter 11 Cases, including the first day pleadings and all orders sought pursuant thereto; (g) the Plan Supplement; (h) the New Corporate Governance Documents; (i) the Amended Secured Term Loan Credit Documents; (j) all filings and requests for regulatory or other authorizations, licenses, rulings, documents, or approvals from any Governmental Entity or unit necessary to be obtained by the Company Parties to implement the Restructuring Transactions; (k) such other definitive documents relating to the recapitalization or restructuring of the Company Parties as are necessary or desirable to consummate the Restructuring Transactions; (l) the RSA (and all exhibits thereto); and (m) any and all deeds, agreements, filings, notifications, pleadings, orders, certificates, letters, instruments or other documents related to the Restructuring Transactions; in each case, including any amendments, modifications, and supplements thereto and any related notes, certificates, agreements, documents, and instruments (as applicable).

39. “Disallowed” means, with respect to any Claim or Equity Interest, (a) a Claim or Equity Interest, or any portion thereof, that has been disallowed by a Final Order or a settlement, or as provided in this Plan, or (b) a Claim or Equity Interest, or any portion thereof, that is not Allowed.

40. “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto, in each case, as amended, supplemented or modified from time to time in accordance with the terms of the RSA, and that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, and other applicable Law.

41. “Disclosure Statement Order” means the order entered by the Bankruptcy Court approving the Disclosure Statement and the Solicitation Package as containing, among other things, “adequate information” as required by section 1125 of the Bankruptcy Code, which order may be combined with or entered simultaneously with the Confirmation Order..

42. “Disputed” means, as to a Claim or an Interest, a Claim or an Interest: (a) that is not Allowed; (b) that is not Disallowed under the Plan, the Bankruptcy Code, or a Final Order, as applicable; and (c) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

43. “Distribution Agent” means the Reorganized Debtors, or any Person designated by the Reorganized Debtors to make or to facilitate distributions in accordance with the Plan.

44. “Distribution Date” means, except as otherwise set forth herein, the date on which Holders of Claims are eligible to receive distributions under the Plan or as soon thereafter as is practicable, provided, that the Distribution Date with respect to the Secured Term Loan Claims and Secured Notes Claims shall be the Effective Date, or as soon as practicable thereafter.

45. “DTC” means The Depository Trust Company or any successor thereto.

46. “Effective Date” means the date that is the first Business Day on which all conditions to the effectiveness of the Plan set forth in Article VIII hereof have been satisfied or waived in accordance with the terms of the Plan.

47. “Employment Agreement” means any employment, compensation and benefit plans, policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, healthcare plans, disability plans, incentive plans, life and accidental death and dismemberment insurance plans, and programs of each of the Debtors applicable to any of its employees and retirees.

48. “Entity” means an “entity” as defined in section 101(15) of the Bankruptcy Code, and includes, for the avoidance of doubt, a Person.

49. “Equity Interest” means, collectively, any issued, unissued, authorized, or outstanding shares (or any class thereof) of common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, or other Securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) (excluding, for the avoidance of doubt, the Secured Notes) of common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any Employment Agreement) and all rights arising with respect thereto that existed immediately before the Petition Date.

50. “Estate” means, as to each Debtor, the estate created for the Debtor pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of such Debtor’s Chapter 11 Case.

51. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

52. “Exculpated Parties” means collectively, and in each case in its capacity as such, the means (a) the Debtors; (b) the officers of each of the Debtors and the members of any board of directors or managers of each Debtor (or comparable governing body or Person) of each of the Debtors, in each case, who served in the Debtors’ Chapter 11 Cases between the Petition Date and the Effective Date; and (c) all Retained Professionals.

53. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment or rejection under sections 365 or 1123 of the Bankruptcy Code, including any modification, amendments, addenda, or supplements thereto or restatements thereof.

54. “File” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases. “Filed” and “Filing” shall have correlative meanings.

55. “Final Order” means, as applicable, an order, ruling or judgment of the Bankruptcy Court or any other court of competent jurisdiction, as applicable, which has not been reversed, vacated or stayed and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or motion for reargument or rehearing is pending, or as to which any right to appeal, petition for certiorari, reargue, or rehear has been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court, or other court of competent jurisdiction (as applicable) has been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing has been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing has expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state or provincial court rules of civil procedure, may be filed with respect to such order, ruling, or judgment shall not cause an order, ruling, or judgment not to be a Final Order.

56. “General Unsecured Claim” means any unsecured Claim that is not an Administrative Claim, an Intercompany Claim, a Priority Tax Claim, or an Other Priority Claim against one or more of the Debtors arising (or deemed to arise under the Bankruptcy Code) prior to the Petition Date, including (a) Claims arising from the rejection of Unexpired Leases and Executory Contracts; and (b) Claims arising from any litigation or other court, administrative, or regulatory proceeding, including damages or judgments entered against, or settlement amounts owing by a Debtor related thereto.

57. “Governmental Unit” means a “governmental unit” as defined in section 101(27) of the Bankruptcy Code.

58. “Holder” means an Entity holding a Claim against, or an Equity Interest in, any Debtor.

59. “Impaired” means, with respect to a Claim or Equity Interest, such Claim or Equity Interest that falls within a Class of Claims or Equity Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

60. “Indemnification Obligation” means each of the Debtors’ indemnification provisions in place as of the Petition Date, whether in the Debtors’ bylaws, certificates of incorporation or other formation or governing documents, board resolutions, management or indemnification agreements, employment or service contracts, or otherwise for the benefit of the current, former, or future directors of the Debtors or the Reorganized Debtors, as applicable, director nominees, managers, managing members, officers, members (including any ex officio members), equity holders, employees, accountants, investment bankers, attorneys, other professionals of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates, each of the foregoing solely in their capacity as such.

61. “Indemnified Parties” means, each of the Debtors’ respective current directors, director nominees, managers, managing members, officers, members (including any ex officio members), equity holders, employees, accountants, investment bankers, attorneys, other professionals of the Debtors, and such current directors’, officers’, and managers’ respective Affiliates, each of the foregoing solely in their capacity as such.

62. “Indenture” means, collectively, (a)(i) that certain Indenture, dated as of July 20, 2018, by and between CalAmp, as issuer, and BNYMTC, as trustee and U.S. Collateral Agent (as defined in the Indenture), as amended and supplemented by (ii) that certain Supplemental Indenture, dated as of December 15, 2023, by and among CalAmp, the Guarantors (as defined in the Indenture) party thereto, BNYM, as trustee and U.S. Collateral Agent, and BNYM, as UK Collateral Agent, as further amended by (iii) that certain First Supplemental Indenture, dated as of February 28, 2024, by and among CalAmp, the Guarantors party thereto, BNYM, as trustee and U.S. Collateral Agent, and BNYM, as UK Collateral Agent (as defined in the Indenture) (as may be further amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time in accordance with the terms thereof).

63. “Indenture Trustee” means The Bank of New York Mellon Trust Company, N.A. (and any successors thereto, as permitted by the terms of the Indenture), in its capacity as Trustee, Registrar, Paying Agent, Conversion Agent, and U.S. Collateral Agent (as defined in the Indenture) under the Indenture and in any other capacities under or related to the Indenture.

64. “Indenture Trustee Charging Lien” means the Lien, indemnification, and priority of payment rights in favor of the Indenture Trustee and Secured Collateral Agents under the the Secured Notes Documents, on or with respect to distributions to be made on account of Secured Notes Claims.

65. “Intercompany Claims” means any and all Claims held by any Debtor or an Affiliate of a Debtor against any other Debtor.

66. “Intercompany Interests” means any and all Equity Interests in a Debtor or an Affiliate of a Debtor.

67. “Law” means any federal, state, local, or foreign “law” (including common Law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

68. “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

69. “List of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan.

70. “Lynrock” means Lynrock Lake Master Fund LP.

71. “New Corporate Governance Documents” means, as applicable, the organizational and governance documents for the Reorganized Debtors, as amended, amended and restated or replaced, to give effect to the Restructuring Transactions, including, without limitation, the New Shareholders Agreement, the certificates of incorporation, certificates of formation or certificates of limited partnership (or equivalent organizational documents), bylaws, limited liability company agreements, limited partnership agreements, shareholder agreements (or equivalent governing documents) as of the Effective Date, which documents shall contain terms consistent with the RSA.

72. “New Equity Interests” means, means the equity or membership interests in Reorganized CalAmp, to be authorized, issued or reserved on the Effective Date pursuant to the Plan and applicable New Corporate Governance Documents.

73. “New Shareholders Agreement” means that certain shareholders’ agreement (if any) that will govern certain matters related to the governance of the Reorganized Debtors; provided, however, that to the extent the Reorganized CalAmp is converted to a limited liability company upon emergence, the references to the New Shareholders Agreement throughout the Plan shall instead refer to a new LLC operating agreement.

74. “Other Priority Claim” means any and all Claims against any Debtor entitled to priority in right of payment under section 507(a) of the Bankruptcy Code that are not Administrative Claims or Priority Tax Claims.

75. “Other Secured Claim” means any Secured Claims against any Debtor that are not Secured Term Loan Claims or Secured Notes Claims.

76. “Outside Date” means August 2, 2024.

77. “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code.

78. “Petition Date” means the date on which the Debtors each Filed a petition for relief commencing the Chapter 11 Cases.

79. “Plan” means this joint prepackaged plan of reorganization under chapter 11 of the Bankruptcy Code, including all appendices, exhibits, schedules and supplements to the Plan, (including any appendices, exhibits, schedules and supplements to the Plan that are contained in the Plan Supplement), as it may be amended, supplemented or modified from time to time in accordance with the terms hereof, the RSA, the Bankruptcy Code and the Bankruptcy Rules.

80. “Plan Supplement” means the compilation of documents and forms of documents, agreements, instruments schedules, and exhibits to the Plan (in each case, as may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof, the RSA, the Bankruptcy Code and Bankruptcy Rules) to be Filed by the Debtors before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, including the following, as applicable: (a) the New Corporate Governance Documents; (b) to the extent known, the identity of the members of the Reorganized Board; (c) the Rejected Executory Contracts and Unexpired Leases Schedule, if any; (f) the List of Retained Causes of Action; (g) the Amended Secured Term Loan Credit Agreement; and (h) any and all other documentation necessary to effectuate the Restructuring Transactions or that is contemplated by the Plan.

81. “Priority Tax Claims” means any and all Claims against any Debtor of the kind specified in section 507(a)(8) of the Bankruptcy Code.

82. “Professional Fee Claim” means any Claim of a Retained Professional for accrued and unpaid compensation for services rendered (including contingent, hourly, transaction, and success fees), and reimbursement for expenses incurred, by Retained Professionals on or after the Petition Date through and including the Effective Date, that: (a) are awardable and allowable as Administrative Claims pursuant to sections 327, 328, 329, 330, 331, 503(b) or 1103 of the Bankruptcy Code or otherwise rendered allowable prior to the Effective Date; (b) have not been denied by the Bankruptcy Court by Final Order; (c) have not been previously paid (regardless of whether a fee application has been Filed for any such amount); and (d) are Allowed by the Bankruptcy Court by Final Order. To the extent that any amount of the foregoing compensation or reimbursement is denied or reduced by Final Order of the Bankruptcy Court or any other court of competent jurisdiction, such amount shall no longer constitute Professional Fee Claims.

83. “Professional Fee Escrow Account” means the trust account held by Debtors’ counsel for the benefit of the Retained Professionals solely for the purpose of paying all Allowed and unpaid Professional Fee Claims, which account shall be funded by the Debtors with Cash on or before the Effective Date in amount equal to the Professional Fee Escrow Amount.

84. “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that Retained Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date, which estimates the Retained Professionals shall deliver to the Debtors and the Consenting Creditors’ Advisors as set forth in Section 2.3 of the Plan.

85. “Proof of Claim” means a “proof of claim,” as defined in Bankruptcy Rule 3001, or a motion or request for payment of fees, costs or expenses made pursuant to section 503 of the Bankruptcy Code Filed in any of the Debtors’ Chapter 11 Cases.

86. “Reinstate,” “Reinstated” or “Reinstatement” mean, with respect to any Claim, leaving such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

87. “Rejected Executory Contracts and Unexpired Leases Schedule” means the schedule (as may be amended), if any, of Executory Contracts and Unexpired Leases (including any amendments or modifications thereto) that will be rejected by the Debtors pursuant to the Plan and which will be included in the Plan Supplement, which shall be acceptable to the Required Consenting Lenders.

88. “Related Parties” means, with respect to an Entity, collectively, (a) such Entity’s current and former Affiliates and (b) such Entity’s and such Entity’s current and former Affiliates’ directors, managers, officers, committee members, members of any governing body, shareholders, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns (whether by operation of law or otherwise), subsidiaries, current, former, and future associated Entities, managed or advised Entities, accounts or funds, partners, limited partners, general partners, principals, members, management companies, fund advisors, managers, fiduciaries, trustees, employees, agents (including any disbursing agent), advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, other representatives, and other professionals, representatives, advisors, predecessors, successors, and assigns, each solely in their capacities as such (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), and the respective heirs, executors, estates, servants and nominees of the foregoing.

89. “Releases” means the releases given by the Releasing Parties to the Released Parties under Section 9.2 of the Plan.

90. “Released Parties” means each of, and in each case in their capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Term Loan Secured Party; (d) the Secured Noteholders; (e) the Indenture Trustee; (f) the Secured Notes Collateral Agents; (g) all Holders of Claims; and (h) each Related Party of each Entity in clauses (a) through (g), solely (i) to the extent such Related Party is a Releasing Party and (ii) in their capacity as a Related Party; provided however, that in each case, an entity shall not be a Released Party if it timely Files with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the releases contained in the Plan that is not resolved or withdrawn before Confirmation.

91. “Releasing Party” means, each of, and in each case in its capacity as such: (a) each Company Party; (b) the Term Loan Secured Party; (c) the Secured Noteholders; (d) the Indenture Trustee; (e) the Secured Notes Collateral Agents; (f) all Holders of Claims that (1) are deemed to accept the Plan or (2) are entitled to vote on the Plan and vote to accept the Plan; and (g) with respect to each of the Entities in clauses (a) through (f), such Entities’ Related Parties, in each case solely to the extent the Releasing Party to whom such Related Party is related (i) received notice of the Confirmation Hearing in accordance with the approved solicitation procedures and (ii) is entitled to bind such Related Party to the release provided in Section 9.2 of the Plan under applicable non-bankruptcy Law; provided that in each case, an Entity shall not be a Releasing Party if it timely objects to the releases contained in Section 9.2 of the Plan and such objection is not resolved before Confirmation.

92. “Reorganized Board” means the board of directors or similar governing body of Reorganized CalAmp as of the Effective Date.

93. “Reorganized CalAmp” means either (i) CalAmp, as reorganized pursuant to and under the Plan or any successor thereto (or as converted from a corporation to another form of entity, as agreed upon between the Debtors and the Required Consenting Lenders), or (ii) a newly-formed Entity formed to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Company Parties and, on the Effective Date, issue the New Equity Interests (and, in each case, including any other newly-formed Entity formed to, among other things, effectuate the Restructuring Transactions and issue the New Equity Interests); in each case, as reasonably agreed to by the Required Consenting Lenders.

94. “Reorganized Debtors” means collectively, each of the Debtors and any successors thereto, by merger, consolidation or otherwise, as reorganized on or after the Effective Date, in accordance with the Plan.

95. “Required Consenting Lenders” means the Term Loan Secured Party and the Required Consenting Noteholders.

96. “Required Consenting Lenders’ Advisors” means Akin Gump Strauss Hauer & Feld LLP and Pashman Stein Walder Hayden, P.C., each as co-counsel to the Required Consenting Lenders.

97. “Required Consenting Noteholders” means the Consenting Noteholders holding at least 67% of the Secured Notes Claims held by all Consenting Noteholders.

98. “Restructuring Expenses” means the reasonable and documented fees and expenses (including attorneys’ fees and expenses) of the Required Consenting Lenders, the Indenture Trustee and the Secured Notes Collateral Agents incurred in connection with the Chapter 11 Cases and the Restructuring Transactions, including, but not limited to, the reasonable and documented fees and expenses incurred by the Required Consenting Lenders’ Advisors, as set forth in the Cash Collateral Orders.

99. “Restructuring Transactions” means the transactions described in Section 4.4 of the Plan.

100. “Retained Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to (i) sections 327, 328, 329, 330, or 331 of the Bankruptcy Code or (ii) an order entered by the Bankruptcy Court authorizing such retention; or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court.

101. “RSA” means that certain Restructuring Support Agreement, dated May 31, 2024, as may be amended, restated, waived, supplemented or otherwise modified from time to time in accordance with its terms, by and among the Company Parties (as defined therein), the Consenting Lenders and any subsequent Entity that becomes a party thereto pursuant to the terms thereof (including all appendices, exhibits, schedules and supplements thereto).

102. “SEC” means the United States Securities and Exchange Commission.

103. “Section 510(b) Claim” means any Claim: (a) arising from the rescission of a purchase or sale of a Security of any Debtor or an Affiliate of any Debtor; (b) for damages arising from the purchase or sale of such a Security; or (c) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

104. “Secured Claim” means any and all Claims against any Debtor that are secured by a Lien on, or security interest in, property of such Debtor, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, which Lien or right of setoff, as the case may be, is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value of the Holder’s interest in such Debtor’s interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code.

105. “Secured Noteholders” means the Holders of the Secured Notes.

106. “Secured Notes” means those certain 2.00% convertible senior secured notes issued under the Indenture.

107. “Secured Notes Claim” means any and all Claims derived from, arising under, based upon, related to, or secured pursuant to the Secured Notes Documents, including all Claims in respect of principal amounts outstanding, interest, fees, premiums, expenses, costs, reimbursement obligations, hedging obligations, and other charges arising thereunder or related thereto, in each case, with respect to the Secured Notes. For purposes of this Plan, the Secured Notes Claims shall be deemed Allowed in the amount of $230,000,000 in aggregate principal amount of Secured Notes, plus accrued and unpaid interest, fees, and other amounts arising and payable under and in accordance with the Secured Notes Documents.

108. “Secured Notes Documents” means the Indenture Documents (as defined in the Indenture) and all related agreements and documents, including, without limitation, any agreements entered into by any of the Debtors or their Affiliates in connection with the Indenture.

109. “Secured Notes Collateral Agents” means collectively, BNYMTC, in its capacity as the U.S. Collateral Agent, and BNYM, in its capacity as the UK Collateral Agent (each as defined under the Indenture).

110. “Secured Notes U.S. Collateral Agent” means The Bank of New York Mellon, in its capacity as the UK Collateral Agent (as defined in the Indenture) under the Indenture.

111. “Secured Notes Documents” means the Indenture, the Intercreditor Agreement, and all related security agreements, collateral agreements, pledge agreements, control agreements and guarantees, and all related agreements and documents, including, without limitation, any agreements executed by any of the Debtors or their Affiliates in connection with the Indenture.

112. “Secured Term Loan Claim” means any and all Claims derived from, arising under, based upon, related to, or secured pursuant to the Secured Term Loan Credit Agreement or any related security agreements, collateral agreements, pledge agreements, control agreements and guarantees referred to therein, including all Claims in respect of principal amounts outstanding, interest, fees, premiums, expenses, costs, reimbursement obligations, hedging obligations, and other charges arising thereunder or related thereto, in each case, with respect to the Secured Term Loans.

113. “Secured Term Loan Closing Date” means December 15, 2023.

114. “Secured Term Loan Credit Agreement” means that certain Credit Agreement, dated as of December 15, 2023, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among CalAmp, as borrower, and Lynrock, as lender.

115. “Secured Term Loans” means the term loans made to the Company Parties under the Secured Term Loan Credit Agreement.

116. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a– 77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

117. “Security” has the meaning ascribed to such term in section 101(49) of the Bankruptcy Code.

118. “Solicitation Package” means the solicitation materials provided to Holders of Claims in Class 3 by the Claims, Noticing, and Solicitation Agent to accept or reject the Plan.

119. “Stamp or Similar Tax” means any stamp tax, recording tax, personal property tax, conveyance fee, intangibles or similar tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes imposed or assessed by any Governmental Unit.

120. “Term Loan Secured Party” mean Lynrock, in its capacity as lender under the Secured Term Loan Credit Agreement.

121. “Third Party Release” has the meaning set forth in section 9.2 of the Plan.

122. “Tracker” means Tracker Network (UK) Limited. 14

123. “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that has not: (a) accepted a particular distribution; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

124. “Undeliverable Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that is returned to the Distribution Agent as undeliverable or is otherwise unclaimed.

125. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment or rejection under section 365 of the Bankruptcy Code.

126. “Unimpaired” means, with respect to any Claim or Equity Interest, such Claim or Equity Interest that is not Impaired.

127. “U.S. Trustee” means the United States Trustee for the District of Delaware.

128. “Voting Class” means Class 3 only.

129. “Voting Record Date” means the date for determining which Holders of Claims in the Voting Class are entitled to receive the Disclosure Statement and to vote to accept or reject this Plan.

Section 1.2 Rules of Interpretation and Computation of Time.

For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; provided, that nothing in this clause (ii) shall affect any parties’ consent rights over any of the Definitive Documents or any amendments thereto (both as that term is defined herein and as it is defined in the RSA); (iii) unless otherwise specified, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (iv) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, of the Plan; (v) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitations, and shall be deemed to be followed by the words “without limitation”; (viii) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; (viii) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (ix) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (x) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (xi) references to docket numbers are references to the docket numbers of documents Filed in the Chapter 11 Cases under the Bankruptcy Court’s CM/ECF system.

The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein, unless otherwise provided for herein.

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

ARTICLE II.

UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, and Professional Fee Claims have not been classified and thus are excluded from the Classes of Claims and Equity Interests set forth in Article III of the Plan.

Section 2.1 Administrative Claims.

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the applicable Debtor(s) or the Reorganized Debtor(s), as applicable, to the extent an Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases and except as otherwise provided in this Article II, each Holder of an Allowed Administrative Claim (other than Holders of Bankruptcy Fees, Professional Fee Claims, or Priority Tax Claims) shall receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the unpaid portion of such Allowed Administrative Claim: (i) if such Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Administrative Claim is due or as soon as reasonably practicable thereafter); (ii) if such Administrative Claim is Allowed after the Effective Date, on the date such Administrative Claim is Allowed or as soon as reasonably practicable thereafter; (iii) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors (with the reasonable consent of the Required Consenting Lenders) or the Reorganized Debtors, as applicable; or (iv) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court; provided, that all accrued and unpaid Adequate Protection Payments (as defined in the Cash Collateral Orders) as of the Effective Date shall be paid on the Effective Date.

Section 2.2 Priority Tax Claims.

Except to the extent that each Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on or before the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or when such Allowed Priority Tax Claim becomes due and payable under applicable non-bankruptcy Law, or in the ordinary course of business.

Section 2.3 Professional Fee Claims.

All final requests for payment of Professional Fee Claims must be Filed no later than the first Business Day that is forty-five (45) days after the Effective Date. Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtors, the U.S. Trustee, and the applicable Professional within twenty-one (21) days after the filing of the final fee application with respect to the Professional Fee Claim. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

On the Effective Date, the Reorganized Debtors shall establish (if not already established) and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained solely for the benefit of the Retained Professionals. Subject to the rights of the Reorganized Debtors to such remaining amount, if any, in the Professional Fee Escrow Account, such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. No Liens, Claims, or Equity Interests shall encumber the Professional Fee Escrow Account in any way, subject to any remaining amount in the Professional Fee Escrow Account being promptly paid to the Reorganized Debtors after all Allowed amounts owing to Retained Professionals have been paid in full. The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the Professional Fee Escrow Account when such Professional Fee

Claims are Allowed by an Order of the Bankruptcy Court. In no event shall the Reorganized Debtors be obligated to satisfy Professional Fee Claims to the extent that the Professional Fee Escrow Account is insufficient to satisfy the Professional Fee Claims. Any remaining amount in the Professional Fee Escrow Account, following payment of all Allowed Professional Fee Claims shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court or any other Entity.

Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Reorganized Debtors shall pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by such Debtor or Reorganized Debtor (as applicable) on or after the Effective Date in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors shall pay, within ten (10) Business Days after submission of a detailed invoice to the Reorganized Debtors, such reasonable Claims for compensation or reimbursement of expenses incurred by the Retained Professionals of the Debtors. From and after the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Debtor or Reorganized Debtor (as applicable) may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

Section 2.4 Statutory Fees.

The Debtors and the Reorganized Debtors, as applicable, shall pay all quarterly fees in accordance with section 11.3 of this Plan.

Section 2.5 Restructuring Expenses.

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with the Plan, without any requirement to File a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On the Effective Date, invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay, when due and payable in the ordinary course, Restructuring Expenses related to implementation, consummation, and defense of the Plan, whether incurred before, on or after the Effective Date.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

Section 3.1 Classification of Claims.2

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor, and the classification of Claims and Equity Interests set forth herein shall apply separately to each of the Debtors. Except for the Claims addressed in Article II of the Plan (or as otherwise set forth herein), all Claims and Equity Interests are placed in Classes for each of the Debtors. In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims, Priority Tax Claims, or Professional Fee Claims, as described in Article II of the Plan.

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including for purposes of voting, Confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that such Claim or Equity Interest qualifies within the description of such Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.

The classification and the manner of satisfying all Claims under the Plan take into consideration (a) the existence of guarantees or alleged guarantees by the Debtors of obligations of other Debtors or Entities; and (b) that Debtors may be joint obligors with other Debtors or Entities with respect to the same obligation.

Section 3.2 Class Identification.

The following chart represents the classification of Claims and Equity Interests for each Debtor pursuant to the Plan.

Class	Claims and Equity Interests	Status	Voting Rights
Class 1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Conclusively Presumed to Accept)

Class 2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Conclusively Presumed to Accept)

Class 3	Secured Term Loan Claims	Impaired	Entitled to Vote

[2]	The Debtors reserve the right to separately classify Claims to the extent necessary to comply with any requirements under the Bankruptcy Code or applicable Law.

Class 4	Secured Notes Claims	Unimpaired	Not Entitled to Vote (Conclusively Presumed to Accept)

Class 5	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Conclusively Presumed to Accept)

Class 6	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Conclusively Presumed to Accept) / Not Entitled to Vote (Deemed to Reject)

Class 7	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Conclusively Presumed to Accept) / Not Entitled to Vote (Deemed to Reject)

Class 8	Equity Interests and Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Section 3.3 Treatment and Voting Rights of Claims and Equity Interests.

Except to the extent that the Debtors and a Holder of an Allowed Claim or Allowed Equity Interest, as applicable, agree to less favorable treatment, such Holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or Allowed Equity Interest. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Equity Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter, or, if payment is not due, in accordance with its terms in the ordinary course.

(a) Class 1—Other Priority Claims.

(i) Classification: Class 1 consists of all Other Priority Claims.

(ii) Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of and in exchange for each Other Priority Claim, each Holder of such Allowed Other Priority Claim shall, at the option of the Debtors (with the reasonable consent of the Required Consenting Lenders) if on the Effective Date, or the applicable Reorganized Debtor, if after the Effective Date: (A) be paid in full in Cash the unpaid portion of its Other Priority Claim on or as soon as reasonably practicable after (1) the Effective Date, (2) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, or (3) such other date as may be ordered by the Bankruptcy Court; or (B) receive such other recovery as is necessary to satisfy section 1129 of the Bankruptcy Code.

(iii) Impairment and Voting: Class 1 is Unimpaired and Holders of Other Priority Claims are conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Other Priority Claims.

(b) Class 2—Other Secured Claims.

(i) Classification: Class 2 consists of all Other Secured Claims.

(ii) Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each Holder thereof shall receive: (A) payment in full in Cash; (B) delivery of the collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (C) Reinstatement of such Claim; or (D) other treatment rendering such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(iii) Impairment and Voting: Class 2 is Unimpaired and Holders of Other Secured Claims are conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Other Secured Claims.

(c) Class 3—Secured Term Loan Claims.

(i) Classification: Class 3 consists of Secured Term Loan Claims.

(ii) Treatment: On the Effective Date, the Secured Term Loan, the Secured Term Loan Credit Agreement, and the Secured Term Loan Facility (as defined in the Cash Collateral Orders) shall be amended pursuant to the terms of the Amended Secured Term Loan Credit Documents to, among other things, (i) reduce the Applicable Margin from 6.75% per annum to 5.00% per annum; and (ii) extend the Maturity Date (as defined in the Secured Term Loan Credit Agreement) from four (4) years after the Secured Term Loan Closing Date to seven (7) years after the Secured Term Loan Closing Date.

(iii) Impairment and Voting: Class 3 is Impaired and Holders of Secured Term Loan Claims are entitled to vote to accept or reject the Plan.

(d) Class 4—Secured Notes Claims.

(i) Classification: Class 4 consists of all Secured Notes Claims.

(ii) Treatment: On the Effective Date, each Holder of an Allowed Secured Notes Claim shall receive payment in full in Cash on account of such Allowed Secured Notes Claim; provided, however, that the Consenting Noteholders have agreed to accept lesser treatment under the Plan and shall receive 100% of the New Equity Interests on account of their Secured Notes Claims.

(iii) Impairment and Voting: Class 4 is Unimpaired and Holders of Allowed Secured Notes Claims are conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Secured Notes Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Secured Notes Claims.

(e) Class 5—General Unsecured Claims.

(i) Classification: Class 5 consists of all General Unsecured Claims.

(ii) Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim has already been paid during these Chapter 11 Cases or such Holder agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive, at the Debtors’ option and with the reasonable consent of the Required Consenting Lenders: (i) if such Allowed General Unsecured Claim is due and payable on or before the Effective Date, payment in full, in Cash, of the unpaid portion of its Allowed General Unsecured Claim on the Effective Date or as soon as reasonably practicable thereafter; (ii) if such Allowed General Unsecured Claim is not due and payable before the Effective Date, payment in the ordinary course of business consistent with past practices; or (iii) other treatment, as may be agreed upon by the Debtors, the Required Consenting Lenders, and the Holder of such Allowed General Unsecured Claim, such that the Allowed General Unsecured Claim shall be rendered Unimpaired pursuant to section 1124(1) of the Bankruptcy Code.

(iii) Impairment and Voting: Class 5 is Unimpaired and Holders of Allowed General Unsecured Claims are conclusively presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such General Unsecured Claims.

(f) Class 6—Intercompany Claims.

(i) Classification: Class 6 consists of all Intercompany Claims.

(ii) Treatment: On the Effective Date, each Intercompany Claims shall, at the option of the applicable Debtor (with the consent of the Required Consenting Lenders) or the Reorganized Debtors, as applicable, be adjusted, Reinstated or cancelled and released without any distribution.

(iii) Impairment and Voting: Holders of Intercompany Claims are either Unimpaired, and such Holders of Intercompany Claims are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Intercompany Claims are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan.

(g) Class 7—Intercompany Interests.

(i) Classification: Class 7 consists of all Intercompany Interests.

(ii) Treatment: On the Effective Date, each Intercompany Interest shall, at the option of the applicable Debtor (with the consent of the Required Consenting Lenders) or the Reorganized Debtors, as applicable, be adjusted, Reinstated or cancelled and released without any distribution.

(iii) Impairment and Voting: Holders of Intercompany Interests are either Unimpaired, and such Holders of Intercompany Interests are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Intercompany Interests are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

(h) Class 8—Equity Interests and Section 510(b) Claims.

(i) Classification: Class 8 consists of all Equity Interests and Section 510(b) Claims.

(ii) Treatment: On the Effective Date, all Equity Interests and all Section 510(b) Claims shall be cancelled without any distribution on account of such Equity Interests or Section 510(b) Claims.

(iii) Impairment and Voting: Class 7 is Impaired and Holders of such Equity Interests and Section 510(b) Claims are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Equity Interests and Section 510(b) Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Equity Interests and Section 510(b) Claims.

Section 3.4 Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim.

Notwithstanding anything to the contrary in this Plan, Plan Supplement, or Confirmation Order, until an Allowed Claim that arises prior to the Effective Date in Classes 1, 2, 4, 5, and, to the extent Unimpaired, Classes 6 and 7 (including Cure claims related to the assumption of Executory Contracts and Unexpired Leases, but excluding claims for damages related to the rejection of Executory Contracts and Unexpired Leases), or which is an Administrative Claim or Priority Tax Claim (collectively, the “Unimpaired Claims”) has been (x) paid in full in accordance with applicable law, or on terms agreed to between the Holder of such Allowed Claim and the Debtors or Reorganized Debtors, as applicable, or in accordance with the terms and conditions of the particular transaction giving rise to such Claim, or (y) otherwise satisfied or disposed of as determined by a court of competent jurisdiction: (a) the provisions of Plan sections 9.1, 9.2, and

9.3, but as to 9.2 with respect to the Debtor Release only to the extent that such provision releases claims that could be asserted derivatively by the Holder of such Allowed Claim solely on account of such Allowed Claim, shall not apply or take effect with respect to such Allowed Claim, (b) such Allowed Claim shall not be deemed settled, satisfied, resolved, released, discharged, barred or enjoined, (c) the property of each of the Debtors’ Estates that vests in the applicable Reorganized Debtor pursuant to the Plan shall not be free and clear of such Allowed Claims, and (d) any Liens of Holders of Unimpaired Claims shall not be deemed released.

Section 3.5 [Reserved]

Section 3.6 Confirmation Pursuant to Bankruptcy Code Sections 1129(a)(10) and 1129(b).

Bankruptcy Code section 1129(a)(10) shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Section 3.2 of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to Bankruptcy Code section 1129(b) with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan or any exhibit or schedule thereto in accordance with Section 11.4 of the Plan to the extent, if any, that Confirmation pursuant to Bankruptcy Code section 1129(b) requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

Section 3.7 Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

Section 3.8 Intercompany Claims and Intercompany Interests.

To the extent Reinstated under the Plan, the Intercompany Claims and Intercompany Interests shall be Reinstated for the ultimate benefit of the Holders of the New Equity Interests and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims. Distributions on account of the Intercompany Claims and Intercompany Interests are not being received by Holders of such Intercompany Claims and Interests on account of their Intercompany Claims and Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure given the various foreign Affiliates and subsidiaries of the Debtors. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Claims and Intercompany Interests shall be held or owned by the same Reorganized Debtor that corresponds with the Debtor that held or owned such Intercompany Claims and Intercompany Interests prior to the Effective Date.

Section 3.9 Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Equity Interests, and the respective distributions and treatments under the Plan, shall take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. On the Effective Date and subject to the provisions of the Plan, any and all subordination rights or obligations that a Holder of a Claim or Interest may have with respect to any distribution to be made under the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be enjoined permanently. Accordingly, distributions under the Plan to Holders of Allowed Claims (including, for the avoidance of doubt, distributions to Holders of Allowed Claims in Class 3 and Class 4) will not be subject to turnover or payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights; provided, that any such subordination rights shall be preserved in the event the Confirmation Order is vacated, the Effective Date does not occur in accordance with the terms hereunder or the Plan is revoked or withdrawn. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Debtors reserve the right to reclassify any Allowed Claim or Equity Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

Section 3.10 No Waiver.

Nothing contained in the Plan shall be construed to waive a Debtor’s, Reorganized Debtor’s or other Entity’s right to object on any basis to any Claim, including after the Effective Date.

Section 3.11 Presumed Acceptance of Plan

Classes 1, 2, 5, and, depending on their treatment, 6 and 7 are Unimpaired under this Plan. Therefore, the Holders of Claims or Equity Interests in such Classes are deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

Section 3.12 Presumed Rejection of Plan

Class 8, and depending on their treatment, Classes 6 and 7, are Impaired and Holders of Claims and Interests in such Classes shall receive no distribution under this Plan on account of such Claims and Interests. Therefore, the Holders of Claims and Interests in such Classes are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

Section 3.13 Voting Class

Class 3 is Impaired under this Plan. The Holders of Claims in such Class as of the Voting Record Date are entitled to vote to accept or reject this Plan.

Section 3.14 Acceptance by Impaired Class of Claims

Pursuant to section 1126(c) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted this Plan if the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Class actually voting have voted to accept this Plan.

Section 3.15 Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by Class 3. The Debtors request confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept this Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify this Plan or any eexhibit or sschedule thereto in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

Section 3.16 Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of the Consenting Lenders and each of their respective Affiliates, agents, representatives, members, principals, equity holders (regardless of whether such interests are held directly or indirectly), officers, directors, managers, employees, advisors and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale and purchase of securities offered and sold under the Plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable Law, rule or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale or purchase of the securities offered and sold under the Plan.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

Section 4.1 No Substantive Consolidation.

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

Section 4.2 [Reserved]

Section 4.3 Sources of Consideration for Plan Distribution.

The Debtors shall fund distributions under the Plan with: (a) Cash on hand, including Cash from operations; and (b) the New Equity Interests. Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors. The Reorganized Debtors shall be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Cash payments to be made pursuant to the Plan will be made by the Debtors or the Reorganized Debtors, as applicable. Except as set forth herein and to the extent consistent with any applicable limitations set forth in any applicable post-Effective Date agreement (including the Amended Secured Term Loan Credit Documents and the New Corporate Governance Documents), any changes in intercompany account balances resulting from such transfers shall be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and shall not violate the terms of the Plan.

From and after the Effective Date, subject to any applicable limitations set forth in any post-Effective Date agreement (including, without limitation, the Amended Secured Term Loan Credit Documents and the New Corporate Governance Documents), the Reorganized Debtors shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate.

Section 4.4 Restructuring Transactions.

Before, on or after the Effective Date or as soon as reasonably practicable thereafter, the Debtors, in each case, with the reasonable consent of the Required Consenting Lenders, or the Reorganized Debtors, may take all actions as may be reasonably necessary or appropriate to effect any transaction described in, approved by, contemplated by or necessary to effectuate the transactions described in, approved by, or necessary to, effectuate the Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution or liquidation containing terms that are consistent with the terms of the Plan, the Plan Supplement and the RSA and that satisfy the requirements of applicable Law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan, the Plan Supplement, and the RSA and having other terms to which the applicable Entities may agree; (c) the filing of appropriate certificates of formation or incorporation, amendment, merger, or consolidation with the appropriate governmental authorities pursuant to applicable Law; (d) the execution, delivery, and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, amendment, merger, consolidation, conversion, or dissolution pursuant to applicable state Law, including any applicable New Corporate Governance Documents; (e) the execution and delivery of the Amended Secured Term Loan Credit Documents and entry into the Amended Secured Term Loan Credit Agreement; (f) such other transactions that are required to effectuate the Restructuring Transactions; and (g) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable Law. For the purposes of effectuating the Plan, none of the Restructuring Transactions contemplated herein shall constitute a change of control under any agreement, contract, or document of the Debtors.

The Confirmation Order shall and shall be deemed to, pursuant to both sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

The terms of the Restructuring Transactions will be structured to maximize tax efficiencies for each of the Debtors and the Consenting Lenders, as agreed to by the Debtors and the Required Consenting Lenders and in accordance with the Plan and the Plan Supplement.

Section 4.5 Corporate Existence.

Except as otherwise provided in the Plan, or as otherwise may be agreed between the Debtors and the Required Consenting Lenders each of the Debtors, as Reorganized Debtors, shall continue to exist on and after the Effective Date as a separate corporation, limited liability company, partnership or other form of legal Entity, as the case may be, in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation or bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal Law), without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) in accordance with such applicable Law and the New Corporate Governance Documents. On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with any Reorganized Debtor, each Reorganized Debtor may, without the need for approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, take such action as permitted by applicable Law, and such Reorganized Debtor’s New Corporate Governance Documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (a) a Reorganized Debtor to be merged into another Reorganized Debtor or an Affiliate of a Reorganized Debtor; (b) a Reorganized Debtor to be converted into another form of Entity under state Law or be dissolved; (c) the legal name of a Reorganized Debtor to be changed; (d) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter; or (e) the reincorporation of a Reorganized Debtor under the Law of jurisdictions other than the Law under which the Debtor currently is incorporated.

Section 4.6 Corporate Action.

Subject to the terms of the RSA, on the Effective Date, all actions contemplated by the Plan (whether to occur before, on, or after the Effective Date) shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Equity Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including: (i) the selection of the directors and officers of each of the Reorganized Debtors, including the appointment of the Reorganized Board; (ii) the distribution of the New Equity Interests as provided herein or in the Plan Supplement; (iv) the execution and entry into and delivery of the Amended Secured Term Loan Credit Documents; (iv) the implementation of the Restructuring Transactions; (v) the adoption and/or filing of the New Corporate Governance Documents; (vi) the assumption or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date); and (vii) all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects without any requirement of further action by the directors, officers, managers or shareholders of the Debtors or the Reorganized Debtors, as applicable.

On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, certificates of incorporation, operating agreements, and instruments contemplated by the Plan and the Plan Supplement (or necessary or desirable to effect the transactions contemplated by the Plan and the Plan Supplement) in the name of and on behalf of the Reorganized Debtors, including the New Equity Interests, the Amended Secured Term Loan Credit Documents, the Definitive Documents, and any and all agreements, documents, Securities, and instruments relating to the foregoing.

The authorizations and approvals contemplated by this Section 4.6 shall be effective notwithstanding any requirements under non-bankruptcy Law.

Section 4.7 New Corporate Governance Documents.

On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors’ respective certificates of incorporation and bylaws (and other analogous formation and constituent documents) shall be amended, amended and restated or replaced as may be required to be consistent with the provisions of the Plan and the Amended Secured Term Loan Credit Documents, as applicable, and the Bankruptcy Code. The New Corporate Governance Documents shall, among other things: (a) authorize the issuance of the New Equity Interests; (b) authorize the execution, entry into and delivery of the Amended Secured Term Loan Credit Documents; and (c) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities. Subject to Section 4.9 of the Plan, each Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the Laws of its respective jurisdiction of formation and the terms of the New Corporate Governance Documents and the Plan.

On the Effective Date, with the consent of the Required Consenting Lenders, Reorganized CalAmp may enter into and deliver the New Shareholders Agreement, which would become effective and binding in accordance with its terms and conditions upon the parties thereto without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity. If applicable, Holders of New Equity Interests will be deemed to have executed the New Shareholders Agreement and be parties thereto and bound by the terms thereof without the need to deliver signature pages thereto.

Section 4.8 Vesting of Assets.

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. Subject to the terms of the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Claims), Equity Interests, and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

Section 4.9 Indemnification Provisions in Organizational Documents.

Notwithstanding anything to the contrary in the Plan, upon the Effective Date, each Reorganized Debtor’s bylaws or other organizational documents, including the New Corporate Governance Documents, as applicable, shall, to the fullest extent permitted by applicable Law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, the Reorganized Debtors’ current and former directors, officers, managers, employees, attorneys, accountants, investment bankers and other professionals against any Claims or Causes of Action, whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, in each case, to the extent of the Debtors’ Indemnification Obligations as set forth in the Debtors’ bylaws or other organizational documents. None of the Reorganized Debtors shall amend or restate its certificate of incorporation, bylaws, or similar organizational document after the Effective Date to terminate or materially adversely affect (a) any of the Reorganized Debtors’ obligations referred to in this Section 4.9 or (b) the rights of such managers, directors, officers, employees, or agents referred to in this Section 4.9; provided, however, that Confirmation of the Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors in respect of any Indemnification Obligations.

Section 4.10 Employment Obligations

Subject to Article V of the Plan, and unless otherwise provided herein or otherwise agreed to by the Debtors and the Required Consenting Lenders, all Employment Agreements in place as of the Effective Date shall be assumed by the Reorganized Debtors, shall remain in place as of the Effective Date and the Reorganized Debtors will continue to honor such Employment Agreements and all related arrangements, programs and plans in place as of the Effective Date; provided, however, that any and all employee equity incentive plans, employee stock purchase plans, any other plan relating to options, stock appreciation rights, restricted stock units, performance stock units, performance stock awards, restricted stock, phantom stock, stock bonuses, other similar agreements or plans relating to equity, equity-linked or other Securities of the Debtors or that have a value that is related to any such equity or other ownership interest in any of the Debtors or their non-Debtor Affiliates, in each case, that are outstanding prior to Consummation shall be cancelled, terminated and of no further force or effect, without further act or action, and the Debtors, their non-Debtor Affiliates and the Reorganized Debtors and their Affiliates shall not have any continuing obligations thereunder.

For the avoidance of doubt, pursuant to section 1129(a)(13) of the Bankruptcy Code, as of the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. Any assumption or rejection of Employment Agreements pursuant to the Plan shall not be deemed to trigger any applicable change of control, immediate vesting, termination, or similar provisions therein.

Section 4.11 Cancellation of Existing Securities and Agreements.

On the Effective Date, except as otherwise specifically provided for in the Plan, the Plan Supplement, or the Confirmation Order: (i) each certificate, share, note, bond, agreement, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors or their non-Debtor Affiliates giving rise to any Claim or Equity Interest, including Secured Notes Documents (but excluding such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors and their non-Debtor Affiliates relating to the Amended Secured Term Loan Credit Documents or that are specifically Reinstated pursuant to the Plan, if any) and all Equity Interests, Section 510(b) Claims and any Securities or rights exchangeable or exercisable for Equity Interests outstanding prior to Consummation shall be cancelled, terminated and of no further force or effect, without further act or action, and the Debtors, their non-Debtor Affiliates and the Reorganized Debtors and their Affiliates shall not have any continuing obligations thereunder; and (ii) the obligations of the Debtors and their non-Debtor Affiliates pursuant, relating, or pertaining to any agreements, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to the Plan, if any) shall be released and discharged; provided, however, that notwithstanding anything to the contrary in this Section 4.11, the Secured Term Loan Credit Agreement shall be amended pursuant to the terms of the Plan and the Amended Secured Term Loan Credit Documents and shall not be released or discharged.

Notwithstanding such cancellation and discharge, the Secured Notes Documents shall continue in effect solely for purposes of allowing the Indenture Trustee and the Secured Notes Collateral Agents, as applicable, to: (a) effectuate the Plan (including, without limitation, and subject to the Indenture Trustee Charging Lien), receive distributions from the Debtors under the Plan and to make further distributions to Holders of the Secured Notes on account of such Secured Notes Claims; (b) enforce their respective rights, Claims and interests with respect to the Holders of the Secured Notes Claims; (c) enforce their respective rights to payment of fees, expenses, and indemnification obligations as against any money or property distributable to Holders of Secured Notes Claims, including the Indenture Trustee Charging Lien; (d) preserve the right of the Indenture Trustee to exculpation and indemnification from the Debtors pursuant and subject to the terms of the Secured Notes Documents; and (e) appear and be heard in the Chapter 11 Cases or in any other proceeding, including to enforce any obligation owed to the Indenture Trustee, the Secured Notes Collateral Agents or Holders of Secured Notes Claims under the Plan, the Plan Supplement, or the Confirmation Order. Nothing in this Section 4.11 shall affect a cancellation of any New Equity Interests or, to the extent not cancelled and discharged in accordance with Article III of the Plan, any Intercompany Interests, or Intercompany Claims. Except as provided in the Plan, the Plan Supplement, or the Confirmation Order, or as may be necessary to effectuate the terms of the Plan, on the Effective Date, the Indenture Trustee, the Secured Notes Collateral Agents, and their respective representatives and professionals shall be automatically and fully discharged and released from any obligations and duties required under or related to the Plan, the Plan Supplement, the Confirmation Order, or the Secured Notes Documents.

On and after the final distribution on account of the Secured Notes Claims, the Secured Notes shall be deemed to be null, void, and worthless, and DTC shall take down the relevant positions at the request of the Indenture Trustee without any requirement of indemnification or security on the part of the Indenture Trustee, the Debtors, or the Reorganized Debtors (as applicable).

Section 4.12 Issuance of New Equity Interests.

On the Effective Date, 100% of the New Equity Interests shall be authorized and issued in a single class of equity interests to the Consenting Noteholders in accordance with the RSA and the Plan and shall be distributed as soon as practicable thereafter in accordance with the Plan. All of the New Equity Interests issuable in accordance with the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. The issuance of the New Equity Interests is authorized without the need for any further corporate action and without any further action by any Consenting Noteholder. Each distribution and issuance referred to in Article V hereof shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the New Corporate Governance Documents, which terms and conditions shall bind each Holder receiving such distribution or issuance. Any Holder’s acceptance of New Equity Interests shall be deemed as its consent to the terms and conditions of the New Corporate Governance Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms.

Reorganized CalAmp (i) shall emerge from these Chapter 11 Cases on the Effective Date as a private company and the New Equity Interests shall not be listed on a public stock exchange, (ii) shall not be a public reporting company pursuant to the Exchange Act and the rules and regulations promulgated thereunder, nor shall it be voluntarily subjected to any reporting requirements promulgated by the SEC, and (iii) shall not be required to list the New Equity Interests on a U.S. or any foreign stock exchange.

To the extent the following actions have not been completed on or prior to the Effective Date, Reorganized CalAmp shall (i) take all actions reasonably necessary or desirable to delist the Equity Interests from the Nasdaq Global Market and to deregister under the Exchange Act as promptly as practicable in compliance with SEC rules, (ii) file post-effective amendments to terminate all of CalAmp’s effective registration statements under the Securities Act and deregister any and all unsold Securities thereunder, (iii) file a Form 15 to terminate CalAmp’s registration under the Exchange Act and to suspend CalAmp’s reporting obligations under the Exchange Act with respect to the common stock, and (iv) take all actions reasonably necessary or desirable to ensure (A) that the New Equity Interests shall not be listed on a public securities exchange and that the Reorganized Debtors shall not be required to list the New Equity Interests on a recognized securities exchange, except, in each case, as otherwise may be required pursuant to the NewCorporate Governance Documents, as applicable, and (B) that the Reorganized Debtors shall not be voluntarily subjected to any reporting requirements promulgated by the SEC.

Section 4.13 Amended Secured Term Loan Credit Documents.

On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors and the Debtors’ non-Debtor Affiliates that were obligors under the Secured Term Loan Credit Agreement as of the Petition Date shall enter into the Amended Secured Term Loan Credit Documents, as applicable. Confirmation of the Plan shall be deemed to constitute approval of the Amended Secured Term Loan Credit Documents (including all transactions contemplated thereby and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors and any of the Debtors’ applicable non-Debtor Affiliates in connection therewith, including the payment of all fees, indemnities and expenses provided for therein) and, subject to the occurrence of the Effective Date, authorization for the Reorganized Debtors and the Debtors’ applicable non-Debtor Affiliates to enter into and perform their obligations under the Amended Secured Term Loan Credit Documents and to execute and deliver such other documents as may be reasonably required or appropriate in accordance therewith, in each case, without further notice to or order of the Bankruptcy Court, act or action under applicable Law, regulation, order or rule or vote, consent, authorization or approval of any Person, subject to such modifications as the Reorganized Debtors or the Debtors’ applicable non-Debtor Affiliates may deem to be necessary to consummate the Amended Secured Term Loan Credit Documents.

The Amended Secured Term Loan Credit Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors and the Debtors’ non-Debtor Affiliates that were obligors under the Secured Term Loan Credit Agreement as of the Petition Date, enforceable in accordance with their terms. The financial accommodations that continue to be extended pursuant to the Amended Secured Term Loan Credit Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy state, federal or foreign Law.

All of the Liens and security interests granted in accordance with the Amended Secured Term Loan Credit Documents (including the Liens and security interests granted prior to the Petition Date): (i) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Amended Secured Term Loan Credit Documents; (ii) shall automatically be deemed to continue to be perfected, subject only to such Liens and security interests as may be permitted under the Amended Secured Term Loan Credit Documents; and (iii) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law. The Reorganized Debtors and the Debtors’ non-Debtor Affiliates granting such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to confirm and ratify the establishment and perfection of such Liens and security interests under the provisions of the applicable state, provincial, federal, or other Law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that deemed continued existence and perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such continued Liens and security interests to third parties.

Section 4.14 Exemption from Registration Requirements.

The New Equity Interests will be offered, issued, and distributed under the Plan without registration under section 5 of the Securities Act, or any state Law requiring registration for offer and sale of a Security, in reliance upon the exemption provided in section 1145(a) of the Bankruptcy Code, to the extent applicable, and, to the extent such exemption is not available, then the New Equity Interests will be issued and distributed under the Plan in reliance upon the exemption from registration under section 5 set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S, or another available exemption from registration under the Securities Act.

In connection with proposed resales of New Equity Interests after the Effective Date, recipients of such New Equity Interests issued under the Plan are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue Sky Laws.

Section 4.15 Exemption from Certain Transfer Taxes and Recording Fees.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, Securities, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any Stamp or Similar Tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property approved by the Bankruptcy Court on or before the Effective Date shall be deemed to have been in furtherance of, or in connection with, the Plan.

Section 4.16 Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the terms of the current members of CalAmp’s board of directors or other governing body shall expire, such current members of the CalAmp board of directors shall be deemed to have resigned and the members of the Reorganized Board shall be appointed by the holders of the majority of the New Equity Interests in accordance with the Plan Supplement; provided, however, that the initial members of the Reorganized Board as of the Effective Date shall be selected by the Required Consenting Lenders. The initial members of the Reorganized Board will be identified in the Plan Supplement, to the extent known at the time of filing. Except to the extent that a member of the board of directors or board of managers, or the sole manager, as applicable, of a Debtor is designated in the Plan Supplement to serve as a director, manager or sole manager of such Reorganized Debtor on the Effective Date, the members of the board of directors or board of managers, or the sole manager, as applicable, of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date, and each such director, manager, or sole manager shall be deemed to have resigned or shall otherwise cease to be a director, manager or sole manager of the applicable Debtor on the Effective Date. Each of the directors, managers, sole managers and officers of each of the Reorganized Debtors shall serve pursuant to the terms of the organizational documents of such Reorganized Debtor and may be designated, replaced or removed in accordance with such applicable organizational documents.

Section 4.17 Effectuating Documents; Further Transactions.

Prior to, on, and after the Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the boards of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Plan, the Amended Secured Term Loan Credit Documents, and any Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant to the Plan.

The Confirmation Order shall, and shall be deemed to, pursuant to both sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

Section 4.18 Preservation of Retained Causes of Action.

Unless any Causes of Action or Claims against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, the Cash Collateral Orders, or by any other Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action or Claims, including, without limitation, those actions specifically enumerated in the List of Retained Causes of Action, in the ordinary course, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute, or settle any and all such Causes of Action and Claims shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors, as the successors-in-interest to the Debtors and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of such Causes of Action or Claims without notice to or approval from the Bankruptcy Court.

No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Confirmation Order or the Disclosure Statement to any Claim or Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action or Claims against them. All rights of the Debtors and Reorganized Debtors to prosecute any and all Claims or Causes of Action against any Entity are expressly preserved, except as otherwise expressly provided herein.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 5.1 Assumption and Rejection of Executory Contracts and Unexpired Leases.

Each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (a) was assumed or rejected previously by the Debtors; (b) previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to reject Filed on or before the Effective Date; or (d) is identified on the Rejected Executory Contract and Unexpired Leases Schedule; provided, that the rejection of any Executory Contract or Unexpired Lease shall be subject to the reasonable consent of the Required Consenting Lenders. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the maximum extent permitted by Law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, purports to restrict or prevent or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

Notwithstanding anything to the contrary in the Plan, the Debtors (with the reasonable consent of the Required Consenting Lenders) or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify or supplement the Rejected Executory Contracts and Unexpired Leases Schedule at any time through and including the Effective Date.

Notwithstanding anything to the contrary in the Plan, the RSA shall be deemed assumed by the Debtors upon entry of the Confirmation Order.

Section 5.2 Indemnification Obligations

The Debtors, and upon the Effective Date, the Reorganized Debtors, shall assume all of the Indemnification Obligations for Indemnified Parties Claims related to or arising out of any actions, omissions or transactions occurring before the Effective Date. To the extent necessary, the New Corporate Governance Documents shall include provisions to give effect to the foregoing. After the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies and all members, managers, directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date..

Section 5.3 Assumption of the D&O Liability Insurance Policies

The Debtors, and upon the Effective Date, the Reorganized Debtors, shall assume all of the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies and authorization for the Debtors to take such actions, and to execute and deliver such documents, as may be reasonably necessary or appropriate to implement, maintain, cause the binding of, satisfy any terms or conditions of, or otherwise secure for the insureds the benefits of the D&O Liability Insurance Policies.

In addition and for the avoidance of doubt, after the Effective Date, none of the Company Parties shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies covering the Debtors’ current boards of directors or other governing bodies in effect on or after the Petition Date and, subject to the terms of the applicable D&O Liability Insurance Policies, all directors and officers of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date.

Section 5.4 Claims Based on Rejection of Executory Contracts or Unexpired Leases.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan or the Rejected Executory Contract and Unexpired Leases Schedule, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Claims, Noticing, and Solicitation Agent at the address specified in any notice of entry of the Confirmation Order and served on the Reorganized Debtors no later than thirty (30) days after the effective date of such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Claims, Noticing, and Solicitation Agent within such time will be automatically disallowed, and forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Section 9.4 of the Plan, notwithstanding anything in a Proof of Claim to the contrary. All

Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim pursuant to Section 3.3(e)(ii) of the Plan and may be objected to in accordance with the provisions of Article VI of the Plan and the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

Section 5.5 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

The Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, on the Effective Date or as soon as reasonably practicable thereafter. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure; provided that nothing herein shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to File such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such objection will be scheduled to be heard by the Bankruptcy Court at the Debtors’ or Reorganized Debtors’, as applicable, first scheduled omnibus hearing, or such other setting as requested by the Debtors or Reorganized Debtors, for which such objection is timely Filed. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to this Section 5.5 shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Section 5.5, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

Section 5.6 Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (a) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

Section 5.7 Reservation of Rights.

Nothing contained in the Plan or the Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under the Plan.

Section 5.8 Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

Section 5.9 Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtors liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

Section 6.1 Distribution on Account of Claims Allowed as of the Effective Date.

Except as otherwise provided in the Plan or a Final Order, or as agreed to by the relevant parties, distributions under the Plan on account of Claims Allowed on or before the Effective Date shall be made on the Distribution Date; provided that: (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice; (b) in accordance with Article II of the Plan, Allowed Priority Tax Claims, unless otherwise agreed, shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code; and (c) Allowed General Unsecured Claims shall be paid in accordance with Section 3.3(e)(ii) of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy Law, or in the ordinary course of business.

Section 6.2 Distribution on Account of Claims Allowed After the Effective Date.

(a) Payments and Distributions on Disputed Claims. Except as otherwise provided in the Plan, a Final Order, or as agreed to by the relevant parties, distributions under the Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made on the next Distribution Date; provided that (i) Disputed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the Effective Date that become Allowed after the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (ii) Disputed Priority Tax Claims that become Allowed Priority Tax Claims after the Effective Date shall be treated as Allowed Priority Tax Claims in accordance with Article II of the Plan and paid.

(b) Special Rules for Distributions to Holders of Disputed Claims. Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the relevant parties, no payments or distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or agreement among the relevant parties, or by Final Order.

Section 6.3 Timing and Calculation of Amounts to Be Distributed.

Except as otherwise provided herein, on the Distribution Date, each Holder of an Allowed Claim shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. Except as otherwise provided in the Plan, or any order of the Bankruptcy Court, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

Section 6.4 Delivery of Distributions.

(a) Delivery of Distributions in General. Except as otherwise provided herein, the Distribution Agent shall make distributions to Holders of Allowed Claims as of the Effective Date, or, if applicable, to such Holder’s designee, as appropriate: (1) at the address for each such Holder as indicated on the Debtors’ records (or the records of the Term Loan Secured Party or the Indenture Trustee with respect to the Secured Term Loan Claims and Secured Notes Claims, respectively); (b) to the signatory set forth on any Proof of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have not been notified in writing of a change of address); (3) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim; (4) with respect to Securities held through DTC, in accordance with the applicable procedures of DTC; or (5) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; provided, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

(b) Delivery of Distributions on Account of Secured Notes Claims. Except for the Secured Notes Claims held by the Consenting Noteholders, which Claims shall receive 100% of the New Equity Interests, DTC shall be considered a single Holder of all Secured Notes Claims for purposes of distributions to be made hereunder, and all such distributions on account of the applicable Claims in Class 4 shall be made to the Indenture Trustee, for the benefit of such applicable Secured Noteholders, or as otherwise set forth in the Plan Supplement. On the Effective Date or as soon as reasonably practicable thereafter, the Indenture Trustee shall arrange to deliver or direct the delivery of such distributions, except for distributions allocated for Secured Notes Claims held by the Consenting Noteholders, to or on behalf of the Holders of Allowed Secured Notes Claims in Class 4 in accordance with the terms of the Secured Notes Documents, the Plan, the Plan Supplement, and the Confirmation Order. Subject to the Indenture Trustee Charging Lien, the Indenture Trustee (at its election) may transfer, direct the transfer of, or facilitate such distributions (and may rely upon information received from the Debtors or the Claims, Noticing, and Solicitation Agent for purposes of such transfer) directly through the facilities of DTC in accordance with DTC’s customary practices. Additionally, the Indenture Trustee may (but is not required to) establish its own record date for distributions to Holders of Secured Notes Claims. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the Indenture Trustee shall have no duties, obligations, responsibilities, or liability whatsoever with respect to distributions made or directed to be made by the Indenture Trustee or with respect to any form of distribution that is not DTC eligible (including, without limitation, the New Equity Interests), and the Debtors or the Reorganized Debtors, as applicable, shall make such distributions (subject to the Indenture Trustee Charging Lien).

Section 6.5 Distributions by Distribution Agent.

The Debtors or the Reorganized Debtors, as applicable, shall have the authority, in consultation with the Required Consenting Lenders, to enter into agreements with one or more Distribution Agent to facilitate the distributions required hereunder; provided, however, that any distributions made by such Distribution Agent to Holders of Secured Notes Claims shall be subject to the Indenture Trustee Charging Lien. To the extent the Debtors or the Reorganized Debtors, as applicable, determine to utilize a Distribution Agent to facilitate the distributions under the Plan to Holders of Allowed Claims, any such Distribution Agent would first be required to: (i) affirm its obligation to facilitate the prompt distribution of any documents; (ii) affirm its obligation to facilitate the prompt distribution of any recoveries or distributions required under the Plan; and (iii) waive any right or ability to setoff, deduct from or assert any Lien or encumbrance against the distributions required under the Plan to be distributed by such Distribution Agent.

To the extent the Debtors or the Reorganized Debtors, as applicable, determine to utilize a third party as Distribution Agent, the Debtors or the Reorganized Debtors, as applicable, shall pay to such Distribution Agent, all reasonable and documented fees and expenses incurred by such Distribution Agent without the need for any approvals, authorizations, actions, or consents. To the extent the Debtors or the Reorganized Debtors, as applicable, determine to utilize a third party as Distribution Agent, such Distribution Agent shall submit detailed invoices to the Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which such Distribution Agent seeks reimbursement and the Debtors or the Reorganized Debtors, as applicable, shall pay those amounts that they, in their sole discretion, deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable. In the event that the Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in such Distribution Agent’s invoice, the Debtors or the Reorganized Debtors, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtors or the Reorganized Debtors, as applicable, and a third party Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

Section 6.6 Minimum Distributions.

Notwithstanding anything herein to the contrary, the Distribution Agent shall not be required to make distributions or payments of less than $100 (whether Cash or otherwise). In addition, no fractional shares of New Equity Interests or Cash shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Equity Interests that is not a whole number, the actual distribution of shares of New Equity Interests shall be rounded as follows: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Equity Interests to be distributed under the Plan shall be adjusted as necessary to account for the foregoing rounding.

Section 6.7 Undeliverable Distributions.

(a) Holders of Certain Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim made in accordance herewith is returned to the Reorganized Debtors (or their Distribution Agent) as undeliverable, no further distributions shall be made to such Holder. Undeliverable distributions shall remain in the possession of the Reorganized Debtors, subject to Section 6.7(b) of the Plan, until such time as any such distributions become deliverable. Undeliverable distributions shall not be entitled to any additional interest, dividends, or other accruals of any kind on account of their distribution being undeliverable.

(b) Failure to Claim Undeliverable Distributions. Undeliverable Distributions or Unclaimed Distributions shall remain in the possession of the Reorganized Debtors until such time as a Distribution becomes deliverable or the Holder accepts Distribution, or such Distribution reverts back to the Reorganized Debtors, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Such Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of ninety (90) days from the date of the attempted Distribution. After such date, all unclaimed property or interest in property shall revert to the Reorganized Debtors, and the Claim of any other Holder to such property or interest in property shall be discharged and forever barred. The Reorganized Debtors shall have no obligation to attempt to locate any Holder of an Allowed Claim other than by reviewing the Debtors’ books and records and filings with the Bankruptcy Court.

(c) Failure to Present Checks. Checks issued by the Reorganized Debtors (or their Distribution Agent) on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within ninety (90) days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. Within ninety (90) days after the mailing or other delivery of any such distribution checks, notwithstanding applicable escheatment Laws, all such distributions shall revert to the Reorganized Debtors. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

Section 6.8 Compliance with Tax Requirements/Allocations.

In connection with the Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions reasonably necessary or appropriate to comply with such withholding and reporting requirements, including (a) liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes (b) withholding distributions pending receipt of information necessary to facilitate such distributions including the appropriate Internal Revenue Service W-8 or W-9 forms and, in the absence of receipt of such information within a reasonable period of time, deeming such Claims to be waived without further Order of the Court, or (c) establishing any other mechanisms they believe are reasonable and appropriate. If the Reorganized Debtors or their Distribution Agent request that the Holder of an Allowed Claim complete the appropriate Internal Revenue Service W-8 or W-9 form and the Holder fails to comply before the date that is ninety (90) days after the request is made, the amount of such Distribution shall irrevocably revert to the Reorganized Debtors and any Claim in respect of such Distribution shall be disallowed and forever barred from receiving a Distribution under the Plan. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens, and encumbrances.

Section 6.9 Surrender of Cancelled Instruments or Securities.

On the Effective Date or as soon as reasonably practicable thereafter, each Holder of a certificate or instrument evidencing a Claim or Equity Interest that is discharged by the Plan shall be deemed to have surrendered such certificate or instrument to the Reorganized Debtors. Except as otherwise expressly provided in the Plan, such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and Reorganized Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Equity Interests. Notwithstanding anything to the contrary herein, this paragraph shall not apply to certificates or instruments evidencing Claims that are Unimpaired under the Plan, other than the Secured Note Claims.

Section 6.10 Claims Paid or Payable by Third Parties.

(a) Claims Paid by Third Parties. A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be deemed satisfied without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor; provided, however, that unless otherwise provided in the Plan, any Disputed Claims shall be adjudicated or resolved in accordance with Section 7.1 of the Plan. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is fully repaid.

(b) Claims Payable by Third Parties. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim shall be deemed satisfied without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, that unless otherwise provided in the Plan, any Disputed Claims shall be adjudicated or resolved in accordance with Section 7.1 of the Plan.

(c) Applicability of Insurance Policies. Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained herein (including Articles III and IX of the Plan), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers, under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

Section 6.11 No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Cash Collateral Orders, the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

Section 6.12 Setoffs and Recoupment.

Except as expressly provided in this Plan, each Reorganized Debtor may, pursuant to sections 553 or 558 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all Claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (a) agreed in amount among the relevant Reorganized Debtor(s) and Holder of an Allowed Claim or (b) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all Claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Section 11.12 of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

ARTICLE VII.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED

CLAIMS OR EQUITY INTERESTS

Section 7.1 Disputed Claims Process.

(a) No Filing of Proofs of Claim or Interest.

Except as otherwise provided in this Plan, Holders of Claims or Interests shall not be required to File a Proof of Claim or proof of interest, and no parties should File a Proof of Claim or proof of Interest. All Filed Proofs of Claim shall be deemed objected to and Disputed without further action by the Debtors or Reorganized Debtors; provided, however, that the Debtors and the Reorganized Debtors, as applicable, reserve the right to object to any Claim that is entitled, or deemed to be entitled, to a distribution under this Plan or is rendered Unimpaired under this Plan. Instead, the Debtors intend to make distributions, as required by this Plan, in accordance with the books and records of the Debtors. For the avoidance of doubt, the Plan does not intend to impair or otherwise impact the rights of Holders of General Unsecured Claims or the Debtors’ customers.

If any such Holder of a Claim disagrees with the Debtors’ books and records with respect to the Allowed amount of such Holder’s Claim, such Holder must so advise the Debtors in writing within 30 days of receipt of any distribution on account of such Holder’s Claim, in which event the Claim shall become a Disputed Claim. The Reorganized Debtors intend to attempt to resolve any such disputes consensually or through judicial means outside these Chapter 11 Cases and the jurisdiction of the Bankruptcy Court as if the Chapter 11 Cases were never commenced.

Nevertheless, the Debtors or the Reorganized Debtors may, in their discretion, File with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or Interest or any other appropriate motion or adversary proceeding with respect thereto. All such objections shall be litigated to Final Order; provided, however, that the Debtors or Reorganized Debtors may compromise, settle, withdraw, or resolve by any other method approved by the Bankruptcy Court any objections to Claims or Interests.

Except as otherwise provided herein or in the Confirmation Order, all Proofs of Claim Filed before or after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court. For the avoidance of doubt, subject to Sections 5.4 and 5.5 of this Plan, the rights of Holders of Claims are not affected by the automatic disallowance and expungement of any Proofs of Claim as provided for in this Plan.

(b) Claims Estimation.

Any Debtor or Reorganized Debtor, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection. Notwithstanding any provision otherwise in this Plan, a Claim against any Debtor that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

Section 7.2 Allowance of Claims and Interests.

Except as expressly provided herein or any order entered in the Chapter 11 Cases on or before the Effective Date (including the Confirmation Order), no Claim or Interest shall be deemed Allowed unless and until such Claim or Interest is deemed Allowed under the Bankruptcy Code or under this Plan, or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim under section 502 of the Bankruptcy Code. Except as expressly provided in any order entered in the Chapter 11 Cases on or before the Effective Date (including the Confirmation Order), the Reorganized Debtors after Confirmation shall have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest as of the Petition Date.

Section 7.3 Claims Administration Responsibilities.

From and after the Effective Date, the Reorganized Debtors shall have the exclusive authority to File, settle, compromise, withdraw or litigate to judgment any objections to Claims or Interests as permitted under this Plan. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim or Disputed Equity Interest without approval of the Bankruptcy Court. The Reorganized Debtors shall administer and adjust the Claims Register and their respective books and records to reflect any such settlements or compromises without any further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors also reserve the right to resolve any Disputed Claim or Disputed Equity Interest in an appropriate forum outside the jurisdiction of the Bankruptcy Court under applicable governing law.

Section 7.4 Adjustment to Claims and Equity Interests Without Objection.

Any duplicate Claim or Interest, any Claim that is substantiated by an invoice that is invalid, previously rejected, or otherwise deemed erroneous by the Debtors, any Claim asserted solely on the basis of an Equity Interest (other than a Section 510(b) Claim), or any Claim or Interest that has been paid, satisfied, amended, or superseded, may be adjusted on the Claims Register by the Reorganized Debtors without filing a claim objection and without any further notice or action by the Reorganized Debtors or any order or approval of the Bankruptcy Court.

Section 7.5 Disallowance of Certain Claims or Interests.

All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned Bankruptcy Code sections; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

ARTICLE VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

Section 8.1 Conditions Precedent to the Effective Date.

The Effective Date shall not occur unless and until each of the following conditions have occurred in accordance with the terms herein or have been waived in accordance with Section 8.2 of the Plan:

a. the RSA shall not have been terminated as to all parties thereto in accordance with its terms and shall be in full force and effect;

b. the Bankruptcy Court shall have entered the Cash Collateral Orders and the Cash Collateral Orders shall be in full force and effect;

c. no default or event of default shall have occurred and be continuing under the Cash Collateral Orders;

d. the Bankruptcy Court shall have entered the Confirmation Order in form and substance consistent with the RSA, and the Confirmation Order shall have become a Final Order;

e. all Definitive Documents and any other documents necessary or desirable to effect the Restructuring Transactions shall (i) be consistent with the RSA and otherwise approved by the applicable parties thereto consistent with their respective consent and approval rights as set forth in the RSA, (ii) have been executed or deemed executed and delivered by each party thereto, and any conditions precedent related thereto shall have been satisfied or waived by the applicable party or parties, and (iii) shall be adopted on terms consistent with the RSA;

f. all actions, documents and agreements necessary to implement and consummate the Plan as mutually agreed to by the Debtors and the Required Consenting Lenders shall have been effected and executed;

g. the New Corporate Governance Documents shall have been adopted on terms consistent with the RSA and, to the extent required under applicable non-bankruptcy Law, shall have been duly filed with the applicable authorities in the relevant jurisdictions;

h. all authorizations, consents, regulatory approvals, rulings, actions, documents, and agreements necessary to implement and consummate the Plan and the Restructuring Transactions (in each case, if and as required, or otherwise deemed advisable by the Debtors and the Required Consenting Lenders after good faith discussions) shall have been obtained, effected, and executed, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on the consummation of the Plan or the Restructuring Transactions;

i. the Amended Secured Term Loan Credit Documents shall have been executed and delivered by each party thereto, and each of the conditions precedent related thereto shall have been satisfied or waived, other than such conditions that relate to the effectiveness of the Plan and related transactions, including payment of fees and expenses;

j. the New Equity Interests shall have been issued;

k. all steps necessary to consummate the Restructuring Transactions shall have been effected;

l. the releases, exculpation and injunction provided for under the Plan shall have been approved;

m. all Restructuring Expenses shall have been paid in full; and

n. no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, preventing, or prohibiting the consummation of the Restructuring Transactions, the RSA, or any of the Definitive Documents contemplated therein.

Section 8.2 Waiver of Conditions Precedent.

The Debtors (with the prior written consent (including via email from counsel) of the Required Consenting Lenders) or the Reorganized Debtors, as applicable, may waive any of the conditions to the Effective Date set forth in Section 8.1 of the Plan at any time, without any notice to parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm the Plan. The failure of the Debtors or Reorganized Debtors, as applicable, to exercise any of the foregoing rights shall not be deemed a waiver of such rights or any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

Section 8.3 Effect of Failure of Conditions Precedent.

If the Effective Date does not occur prior to or on the Outside Date (as may be extended with the prior written consent (including via email from counsel), of the Required Consenting Lenders), then the Debtors shall, within two (2) business day thereof, File a notice of the failure of such condition precedent on the docket of the Bankruptcy Court. Upon such notice by the Debtors to the Bankruptcy Court: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan, the Confirmation Order, or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims, Equity Interests, or Causes of Action; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

Section 8.4 Reservation of Rights.

The Plan shall have no force or effect unless and until the Confirmation Order is entered. Prior to the Effective Date, none of the filing of the Plan, any statement or provision contained in the Plan, or action taken by the Debtors with respect to the Plan shall be, or shall be deemed to be, an admission or waiver of any rights of any Debtor or any other party with respect to any Claims or Equity Interests or any other matter.

Section 8.5 Substantial Consummation of Plan.

“Substantial consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

ARTICLE IX.

EFFECT OF PLAN CONFIRMATION

Section 9.1 Discharge of Claims and Termination of Equity Interests; Compromise and Settlement of Claims, Equity Interests, and Controversies.

Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of all Equity Interests and Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against the Debtors, the Reorganized Debtors or any of their Assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a Proof of Claim or Equity Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Equity Interest is Allowed; or (iii) the Holder of such Claim or Equity Interest has accepted or rejected, or been deemed to accept or reject, the Plan. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim or Equity Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Equity Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

Section 9.2 Releases.

RELEASES BY THE DEBTORS. NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY IS DEEMED, HEREBY CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY

AND FOREVER RELEASED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS, AND THEIR ESTATES, IN EACH CASE ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, REPRESENTATIVES, ANY AND ALL OTHER PERSONS THAT MAY PURPORT TO ASSERT ANY CAUSE OF ACTION DERIVATIVELY, BY OR THROUGH THE FOREGOING PERSONS (THE “DEBTOR RELEASE”) FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION WHATSOEVER (INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS OR THEIR ESTATES), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, EXISTING OR HEREINAFTER ARISING, WHETHER IN LAW OR EQUITY, WHETHER SOUNDING IN TORT OR CONTRACT, WHETHER ARISING UNDER FEDERAL OR STATE STATUTORY OR COMMON LAW, OR ANY OTHER APPLICABLE INTERNATIONAL, FOREIGN OR DOMESTIC LAW, RULE, STATUTE, REGULATION, TREATY, RIGHT, DUTY, REQUIREMENT OR OTHERWISE, THAT THE DEBTORS, THEIR ESTATES, OR THEIR AFFILIATES, HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS, ASSIGNS, MANAGERS, ACCOUNTANTS, ATTORNEYS, REPRESENTATIVES, CONSULTANTS, AGENTS AND ANY OTHER PERSONS CLAIMING UNDER OR THROUGH THEM WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST OR INTEREST IN A DEBTOR OR OTHER ENTITY, OR THAT ANY HOLDER OF ANY CLAIM AGAINST OR INTEREST IN A DEBTOR OR OTHER ENTITY COULD HAVE ASSERTED ON BEHALF OF THE DEBTORS, BASED ON OR RELATING TO OR IN ANY MANNER ARISING FROM IN WHOLE OR IN PART, THE DEBTORS OR THEIR ESTATES, THE DEBTORS’ OPERATIONS, THE DEBTORS’ RESTRUCTURING EFFORTS, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED UNDER THE PLAN, THE SECURED NOTES, THE SECURED NOTES CLAIMS, THE SECURED NOTES DOCUMENTS, THE SECURED TERM LOAN CLAIMS, ANY AVOIDANCE ACTIONS, THE CHAPTER 11 CASES, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS OR INTERACTIONS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, SOLICITATION, NEGOTIATION, ENTRY INTO, FILING OR IMPLEMENTATION OF THE RSA, THE CASH COLLATERAL ORDERS, THE DISCLOSURE STATEMENT, THE SOLICITATION OF VOTES ON THE PLAN, THE PLAN, ANY PLAN SUPPLEMENT, THE AMENDED SECURED TERM LOAN CREDIT DOCUMENTS, THE NEW EQUITY INTERESTS, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RSA, THE DISCLOSURE STATEMENT, THE PLAN, ANY PLAN SUPPLEMENT, THE NEW EQUITY INTERESTS, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES,

THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE: (A) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, THE CONFIRMATION ORDER, OR ANY POST-EFFECTIVE DATE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING TRANSACTIONS, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN ANY PLAN SUPPLEMENT, AS APPLICABLE) EXECUTED TO IMPLEMENT THE PLAN OR THE RESTRUCTURING TRANSACTIONS; (B) THE RIGHTS OF ANY HOLDER OF ALLOWED CLAIMS TO RECEIVE DISTRIBUTIONS UNDER THE PLAN; OR (C) ANY MATTERS RETAINED BY THE DEBTORS AND THE REORGANIZED DEBTORS PURSUANT TO THE SCHEDULE OF RETAINED CAUSES OF ACTION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE DEBTOR RELEASES SHALL NOT BE CONSTRUED AS RELEASING ANY RELEASED PARTY FROM ANY CLAIM OR CAUSE OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (A) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, INCLUDING, THE RELEASED PARTIES’ CONTRIBUTION TO FACILITATING THE RESTRUCTURING TRANSACTIONS AND IMPLEMENTING THE PLAN; (B) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (C) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (D) FAIR, EQUITABLE, AND REASONABLE; (E) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR A HEARING; AND (F) A BAR TO ANY OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THE DEBTORS’ ESTATES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE.

CONSENSUAL RELEASES BY RELEASING PARTIES. PURSUANT TO SECTION 1123(b) AND ANY OTHER APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS PLAN OR THE CONFIRMATION ORDER, AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AS OF THE EFFECTIVE DATE, IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, EACH RELEASED PARTY IS HEREBY DEEMED TO HAVE BEEN CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED (THE “THIRD PARTY RELEASE”) BY EACH RELEASING PARTY, IN EACH CASE ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS AND REPRESENTATIVES AND ANY AND ALL OTHER PERSONS THAT MAY PURPORT TO ASSERT ANY CAUSE OF ACTION DERIVATIVELY, BY OR THROUGH THE FOREGOING PERSONS, IN EACH CASE SOLELY TO THE EXTENT OF THE RELEASING PARTIES’ AUTHORITY TO BIND ANY OF THE FOREGOING, INCLUDING PURSUANT TO AGREEMENT OR APPLICABLE NON-BANKRUPTCY LAW, FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION WHATSOEVER (INCLUDING ANY DERIVATIVE CLAIMS, ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS OR THEIR ESTATES), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, ASSERTED OR UNASSERTED, ACCRUED OR UNACCRUED, EXISTING OR HEREINAFTER ARISING, WHETHER IN LAW OR EQUITY, WHETHER SOUNDING IN TORT OR CONTRACT, WHETHER ARISING UNDER FEDERAL OR STATE STATUTORY OR COMMON LAW, OR ANY OTHER APPLICABLE INTERNATIONAL, FOREIGN OR DOMESTIC LAW, RULE, STATUTE, REGULATION, TREATY, RIGHT, DUTY, REQUIREMENT OR OTHERWISE, THAT SUCH PARTIES OR THEIR ESTATES, AFFILIATES, HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS, ASSIGNS, MANAGERS, ACCOUNTANTS, ATTORNEYS, REPRESENTATIVES, CONSULTANTS, AGENTS AND ANY OTHER PERSONS CLAIMING UNDER OR THROUGH THEM WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR INTEREST OR OTHER PERSON, BASED ON OR RELATING TO OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS OR THEIR ESTATES, DEBTORS’ OPERATIONS, THE DEBTORS’ RESTRUCTURING EFFORTS, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED UNDER THE PLAN, ANY AVOIDANCE ACTIONS, THE CHAPTER 11 CASES, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS OR INTERACTIONS BETWEEN THE DEBTORS AND ANY RELEASING PARTY, THE RESTRUCTURING OF ANY CLAIM OR INTEREST BEFORE OR DURING THE CHAPTER 11 CASES, THE FORMULATION, PREPARATION, DISSEMINATION, SOLICITATION, NEGOTIATION, ENTRY INTO, FILING, OR IMPLEMENTATION OF THE RSA, THE CASH COLLATERAL ORDERS, THE DISCLOSURE STATEMENT, THE SOLICITATION OF VOTES ON THE PLAN, THE PLAN, THE PLAN SUPPLEMENT, THE AMENDED SECURED TERM LOAN CREDIT DOCUMENTS, THE NEW EQUITY INTERESTS, OR ANY RESTRUCTURING TRANSACTIONS, CONTRACT,

INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RSA THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE NEW EQUITY INTERESTS, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE THIRD-PARTY RELEASE DOES NOT RELEASE: (A) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN, THE CONFIRMATION ORDER, OR ANY POST-EFFECTIVE DATE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING TRANSACTIONS, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN OR THE RESTRUCTURING TRANSACTIONS; OR (B) THE RIGHTS OF ANY HOLDER OF AN ALLOWED CLAIM TO RECEIVE DISTRIBUTIONS UNDER THE PLAN.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE THIRD PARTY RELEASES SHALL NOT BE CONSTRUED AS RELEASING ANY RELEASED PARTY FROM ANY CLAIM OR CAUSE OF ACTION ARISING FROM AN ACT OR OMISSION THAT IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD-PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD-PARTY RELEASE IS: (A) CONSENSUAL; (B) GIVEN IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES; (C) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD-PARTY RELEASE; (D) IN THE BEST INTERESTS OF THE DEBTORS AND THEIR ESTATES; (E) FAIR, EQUITABLE, AND REASONABLE; (F) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR A HEARING; AND (G) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE THIRD-PARTY RELEASE.

Section 9.3 Exculpation and Limitation of Liability.

NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, AND WITHOUT LIMITING ANY RELEASE, INDEMNITY, EXCULPATION OR LIMITATION OF LIABILITY OTHERWISE SET FORTH IN THE PLAN OR IN ANY APPLICABLE LAW OR RULES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO EXCULPATED PARTY SHALL HAVE OR INCUR ANY LIABILITY FOR, AND EACH EXCULPATED PARTY SHALL BE RELEASED AND EXCULPATED FROM ANY CAUSE OF ACTION FOR ANY CLAIM RELATED TO ANY ACT OR OMISSION ARISING FROM THE PETITION DATE THROUGH THE EFFECTIVE DATE IN CONNECTION WITH, RELATING TO ANY TRANSACTIONS APPROVED BY THE BANKRUPTCY COURT IN THESE CHAPTER 11 CASES, INCLUDING THE SOLICITATION OF VOTES FOR THE PLAN, OR OTHER ACTIONS TAKEN IN CONNECTION WITH, THE FORMULATION, PREPARATION, DISSEMINATION, SOLICITATION, NEGOTIATION, ENTRY INTO, FILING, OR IMPLEMENTATION OF THE RSA, THE CASH COLLATERAL ORDERS, THE DISCLOSURE STATEMENT, THE PLAN, ANY PLAN SUPPLEMENT, THE NEW EQUITY INTERESTS, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RSA, THE DISCLOSURE STATEMENT, THE PLAN, ANY PLAN SUPPLEMENT, THE AMENDED SECURED TERM LOAN CREDIT DOCUMENTS, THE NEW EQUITY INTERESTS, THE CHAPTER 11 CASES, THE FILING OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION, THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OF SECURITIES PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, EXCEPT FOR CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR ACTUAL FRAUD. THE EXCULPATED PARTIES HAVE, AND UPON COMPLETION OF THE PLAN SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF VOTES AND DISTRIBUTION OF CONSIDERATION PURSUANT TO THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN.

Section 9.4 Injunction.

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION OR LIABILITIES THAT: (A) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (B) HAVE BEEN RELEASED PURSUANT TO SECTION 9.2 OF THE PLAN; (C) ARE SUBJECT TO EXCULPATION PURSUANT TO SECTION 9.3 OF THE PLAN; OR (D) ARE OTHERWISE RELEASED, SUBJECT TO EXCULPATION, DISCHARGED, SATISFIED, STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED

PARTIES, OR THE EXCULPATED PARTIES: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (3) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS DISCHARGED, RELEASED, EXCULPATED OR SETTLED PURSUANT TO THE PLAN.

Section 9.5 Setoffs and Recoupment.

Except as otherwise expressly provided for herein, the Reorganized Debtors may, to the extent permitted under applicable law, setoff against any Allowed Claim and any distributions to be made pursuant to the Plan on account of such Allowed Claim, the claims, rights and Causes of Action of any nature that the Reorganized Debtors may hold against the Holder of such Allowed Claim that are not otherwise waived, released or compromised in accordance with the Plan; provided, that neither such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claims, rights and Causes of Action that the Reorganized Debtors possesses against such Holder.

Section 9.6 Protection Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

Section 9.7 Release of Liens.

Except as otherwise provided herein, in the Amended Secured Term Loan Credit Documents or in any contract, instrument, release, or other agreement or document created or Reinstated pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests in respect of the Secured Notes or any other indebtedness existing as of the Petition Date against any property of the Debtors, their Estates and the Debtors’ non-Debtor Affiliates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns. The Debtors or the Reorganized Debtors, may, at their sole expense, take any action necessary to effectuate and/or evidence the foregoing with respect to the Secured Notes Claims, including, without limitation, the preparation and filing, in form, substance, and content acceptable to the Indenture Trustee and the Secured Notes Collateral Agents (and without representation, warranty or recourse against the Indenture Trustee or the Secured Notes Collateral Agents), of any and all documents necessary to terminate, satisfy, or release any mortgages, deeds of trust, Liens, pledges, and other security interests held by the Indenture Trustee and the Secured Notes Collateral Agents.

To the extent that any Holder of a Secured Notes Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens or security interests to secure such Holder’s Secured Notes Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Debtors’ non-Debtor Affiliates or the Reorganized Debtors that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

Section 9.8 Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (a) such Claim has been adjudicated as non-contingent or (b) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

Section 9.9 SEC

Notwithstanding any language to the contrary contained in the Disclosure Statement, the Plan or the Confirmation Order, no provision shall (i) preclude the SEC from enforcing its police or regulatory powers; or, (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceeding or investigations against any non-debtor Person or non-debtor Entity in any forum.

ARTICLE X.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(a) Allow, Disallow, determine, liquidate, classify, estimate or establish the priority, nature, validity, amount or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim, and Section 510(b) Claim and the resolution of any and all objections to the allowance, priority or amount of Claims or Equity Interests;

(b) Decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or the Plan;

(c) Resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure arising therefrom, including Cure pursuant to section 365 of the Bankruptcy Code; (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (iii) any dispute regarding whether a contract or lease is or was executory or expired;

(d) Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(e) adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(f) adjudicate, decide or resolve any and all matters related to Causes of Action;

(g) adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(h) resolve any and all avoidance or recovery actions under sections 105, 502(d), 542 through 551 and 553 of the Bankruptcy Code;

(i) resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

(j) enter and implement such orders as may be necessary or appropriate to execute, implement, or Consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

(k) enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

(l) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of the Plan;

(m) resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

(n) resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Equity Interest for amounts not timely repaid;

(o) enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

(p) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(q) determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

(r) enter an order or final decree concluding or closing the Chapter 11 Cases;

(s) adjudicate any and all disputes arising from or relating to distributions under the Plan;

(t) modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

(u) hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

(v) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(w) hear and determine all disputes involving the existence, nature, or scope of the discharge, exculpations, discharges, injunctions and releases granted under the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(x) enforce all orders previously entered by the Bankruptcy Court; and

(y) hear any other matter not inconsistent with the Bankruptcy Code; provided, that, on and after the Effective Date and after the consummation of the following agreements or documents, the Bankruptcy Court shall not retain jurisdiction over matters arising out of or related to each of the Amended Secured Term Loan Credit Documents or the applicable New Corporate Governance Documents for the Reorganized Debtors, all of which shall be governed by the respective jurisdictional provisions therein.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

Section 11.1 Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims and Equity Interests (irrespective of whether Holders of such Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases.

Section 11.2 Closing of Certain Chapter 11 Cases.

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and Local Rule 3022-1, including the motion required by Local Rule 3022-1, and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases. All rights of the Reorganized Debtors are reserved to File a motion to reopen a closed Chapter 11 Case.

Section 11.3 Payment of Statutory Fees; Filing of Quarterly Reports.

All fees due and payable pursuant to section 1930 of Title 28 of the United States Code together with the statutory rate of interest set forth in section 3717 of Title 31 of the United States Code to the extent applicable prior to the Effective Date shall be paid by the Debtors on the Effective Date or as soon as practicable thereafter. After the Effective Date, until their respective Chapter 11 Cases are closed, all quarterly fees shall be paid by the Debtors and the Reorganized

Debtors, as applicable, when due and payable. The Debtors shall File all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, until their respective Chapter 11 Cases are closed, the Reorganized Debtors shall File with the Bankruptcy Court separate UST Form 11-PCR reports when they become due until their respective Chapter 11 Cases are closed. Each of the Debtors and the Reorganized Debtors, as applicable, shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to File any Administrative Claim in the Chapter 11 Cases and shall not be treated as providing any release under the Plan.

Section 11.4 Amendments.

(a) Plan Modifications. Subject to the limitations contained in the Plan, the Debtors reserve the right, subject to the terms of the RSA (including the consent, approval, and consultation rights set forth therein), in accordance with the Bankruptcy Code and the Bankruptcy Rules: (i) to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code, consistent with the terms set forth herein; and (ii) after the entry of the Confirmation Order, the Debtors (subject to the terms of the RSA) or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein. Notwithstanding anything to the contrary herein, the Debtors or the Reorganized Debtors, as applicable, shall not amend or modify the Plan in a manner inconsistent with the RSA.

(b) Effect of Confirmation on Modifications. Entry of the Confirmation Order shall constitute approval of all modifications or amendments to the Plan after the solicitation of votes thereon pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

(c) Certain Technical Amendments. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order, or approval of the Bankruptcy Court; provided that such technical adjustments and modifications (i) do not adversely affect the treatment of Holders of Claims or Equity Interests under the Plan, and (ii) shall be acceptable to the Required Consenting Lenders.

Section 11.5 Revocation or Withdrawal of Plan.

To the extent permitted by the RSA (including the consent, approval, and consultation rights set forth therein), the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan shall: (1) constitute a waiver or release of any Claims or Interests; (2) prejudice in any manner the rights of such Debtor or any other Entity; or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

Section 11.6 Statutory Committee and Cessation of Fee and Expense Reimbursement.

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases, if any, shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date.

Section 11.7 Governing Law.

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal Law, rule or regulation is applicable, or to the extent that an exhibit, supplement, or other document related to the Plan (including, without limitation, the Amended Secured Term Loan Credit Documents, the applicable New Corporate Governance Documents or any document contained in the Plan Supplement), provides otherwise, the Plan shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflict of Laws thereof that would require application of the Law of another jurisdiction.

Section 11.8 Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, Affiliate, assign, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each such Entity.

Section 11.9 Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors shall have the power to alter and interpret such term or provision to render it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as so altered or interpreted; provided, that absent the prior consent of the Required Consenting Lenders, such alteration or interpretation shall not be inconsistent with the RSA. Notwithstanding any such holding, alteration or interpretation, the remaining terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ and Required Consenting Lenders’ prior written consent (including via email from counsel), consistent with the terms set forth herein and in the RSA; and (c) non-severable and mutually dependent.

Section 11.10 Controlling Document and Conflicts.

In the event of a conflict between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order); provided that in the event any such conflict is a material conflict with the treatment of the Secured Term Loan Claims in Class 3 of the type that would require the Debtors to re-solicit the votes of Holders of Claims in Class 3 against the Debtors under section 1127 of the Bankruptcy Code, the Plan shall control solely with respect to such provision giving rise to such material conflict. In the event of an inconsistency between the Plan and Disclosure Statement, the terms of the Plan shall control in all respects. The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided that if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

Section 11.11 Filing of Additional Documents.

On or before the Effective Date, the Debtors (in consultation with the Required Consenting Lenders and subject to any consent rights set forth in the RSA or the Plan) may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

Section 11.12 Service of Documents.

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall also be served on:

CalAmp Corp.

15635 Alton Parkway, Suite 250

Irvine, CA 92618

Attention: Jikun Kim

E-mail: jkim@calamp.com

with copies to:

Potter Anderson & Corroon LLP

1313 N. Market Street, 6th Floor

Wilmington, DE 19801-3700

Attention: L. Katherine Good, Aaron H. Stulman, and Gregory Flasser

E-mail: kgood@potteranderson.com

  astulman@potteranderson.com

  gflasser@potteranderson.com

Counsel to the Debtors and Debtors in Possession

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attention: Michael S. Stamer, Jason Rubin, and Joseph Szydlo

E-mail: mstamer@akingump.com

  jrubin@akingump.com

  jszydlo@akingump.com

and

Pashman Stein Walder Hayden, P.C.

1007 North Orange Street, 4th Floor #183

Wilmington, DE 19801

Attention: John W. Weiss and Joseph C. Barsalona

E-mail: jweiss@pashmanstein.com

  jbarsalona@pashmanstein.com

Counsel to the Required Consenting Lenders

and

Office of the United States Trustee

844 King Street, Suite 2207, Lockbox 35

Wilmington, DE 19801

Attention: Rosa Sierra-Fox

E-mail: rosa.sierra-fox@usdoj.gov

After the Effective Date, the Reorganized Debtors have authority to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

Section 11.13 [Reserved]

Section 11.14 Tax Reporting and Compliance.

The Reorganized Debtors shall be authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Debtors for any and all taxable periods ending after the Petition Date through, and including, the Effective Date.

Section 11.15 Exhibits, Schedules, and Supplements.

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Except as otherwise provided in the Plan, such exhibits and documents included in the Plan Supplement shall be Filed with the Bankruptcy Court in advance of the Confirmation Hearing. The Debtors reserve the right to amend any exhibit or document included in the Plan Supplement (with the consent of the Required Consenting Lenders) prior to the Effective Date, subject to applicable requirements of the Bankruptcy Code and the Bankruptcy Rules. After the exhibits and documents are Filed, copies of such exhibits and documents shall have been available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://cases.stretto.com/CalAmp or for a fee via PACER at https://www.pacer.gov/.

Section 11.16 Entire Agreement.

Except as otherwise indicated, on the Effective Date, the Plan and the Definitive Documents shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

Section 11.17 Allocation of Payments.

To the extent that any Allowed Claim entitled to distribution hereunder is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for all U.S. federal income tax purposes, be allocated to the principal amount of such Claim first, and then, to the extent that the consideration exceeds such principal amount, to the portion of such Claim representing accrued but unpaid interest (but solely to the extent that interest is an allowable portion of such Allowed Claim).

Section 11.18 Term of Injunctions or Stays.

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date.

Dated: July 9, 2024

Respectfully submitted,

CalAmp Corp. on behalf of itself and each of its Debtor Affiliates

By:	/s/ Jikun Kim
Name:	Jikun Kim
Title:	Chief Financial Officer